EXHIBIT 99.1


New York Bancorp Inc. and Subsidiary
consolidated statement of financial condition
----------------------------------------------
(Unaudited)

                                                                 June 30,
                                                                  1997
                                                               ----------
Assets
Cash and due from banks....................................... $   28,413
Money market investments......................................        --
Investment in debt and equity securities, net:
    Held to maturity (estimated market value of
        $604 and $641 at June 30, 1997 and
        September 30, 1996, respectively) ....................        606
    Available for sale........................................    135,553
Mortgage-backed securities, net:
    Held to maturity (estimated market value of
        $591,620 and $534,602 at June 30, 1997
        and September 30, 1996, respectively)................     602,828
    Available for sale ......................................     397,118
Federal Home Loan Bank stock.................................      52,641
Loans receivable, net:
    First mortgage loans.....................................   1,769,701

    Other loans..............................................     254,425
                                                              -----------
                                                                2,024,126
    Less allowance for possible loan losses..................     (19,613)
        Total loans receivable, net..........................   2,004,513
Accrued interest receivable..................................      23,784
Premises and equipment, net..................................      12,485
Other assets.................................................      25,712
                                                              -----------
    Total assets............................................. $ 3,283,653
                                                              ===========
Liabilities and Shareholders' Equity
Liabilities:
    Deposits................................................. $ 1,690,993
    Borrowed funds...........................................   1,347,230
    Mortgagors' escrow payments..............................      10,302
    Accrued expenses and other liabilities...................      68,256
                                                              -----------
        Total liabilities....................................   3,116,781

Commitments, contingencies and contracts (note 3)
Shareholders' Equity (notes 2 and 4) (1):
    Preferred stock, $.01 par value, 2,000,000
        shares authorized; none issued.......................         --
    Common stock, $.01 par value, 30,000,000
        shares authorized; 29,493,425 and
        29,493,700 shares issued at June 30, 1997
        and September 30, 1996, respectively;
        21,591,247 and 22,197,600 shares outstanding
        at June 30, 1997 and September 30, 1996,
        respectively.........................................         295
    Additional paid-in capital...............................      66,502
    Retained earnings, substantially restricted..............     171,847
    Treasury stock, at cost, 7,902,178 and
        7,296,100 shares at June 30, 1997 and
        September 30, 1996, respectively.....................     (72,480)
    Unrealized appreciation (depreciation) on
        securities available for sale, net of
        tax effect...........................................         708
                                                              -----------
        Total shareholders' equity...........................     166,872
                                                              -----------
        Total liabilities and shareholders' equity...........   3,283,653
                                                              ===========
-----------------
(1) Share information has been restated to fully reflect the 3-for-2 stock split effective January 23, 1997 and the 4-for-3 stock split effective July 24, 1997.

       See accompanying notes to consolidated financial statements.





New York Bancorp Inc. and Subsidiary
consolidated statements of income
------------------------------------
(Unaudited)

                                                 Three Months Ended           Nine Months Ended
                                                       June 30                     June 30
                                              ------------------------     -----------------------
                                                  1997         1996           1997          1996
                                              ----------    ----------     ---------     ---------
                                                      (In thousands except per share amounts)
Interest Income:
    Interest and fees on loans:
        First mortgage loans ..............    $  35,809     $  29,952     $ 103,101     $  86,814
        Other loans .......................        5,543         6,085        16,887        18,799
                                               ---------     ---------     ---------     ---------
        Total interest and fees on loans ..       41,352        36,037       119,988       105,613
    Mortgage-backed securities ............       17,164        14,708        47,024        42,874
    Debt and equity securities - taxable ..        3,403         1,626         9,377         4,423
    Money market investments ..............         --              21            13           219
    Trading account securities ............         --            --            --              13
                                               ---------     ---------     ---------     ---------
        Total interest income .............       61,919        52,392       176,402      153,1442
                                               ---------     ---------     ---------     ---------
Interest Expense:
    Deposits ..............................       13,808        14,804        41,569        46,048
    Borrowed funds ........................       17,222        11,682        45,788       33,1770
                                               ---------     ---------     ---------     ---------
        Total interest expense ............       31,030        26,486        87,357        79,218
                                               ---------     ---------     ---------     ---------
        Net interest income ...............       30,889        25,906        89,045        73,924
    Provision for possible loan losses ....         (300)         (300)       (1,800)         (900)
                                               ---------     ---------     ---------     ---------
        Net interest income after provision
        for possible loan losses ..........       30,589        25,606        87,245        73,024
                                               ---------     ---------     ---------     ---------

Non-interest Income:
    Loan fees and service charges .........          738           673         2,254         2,094
    Banking service fees ..................        1,677         1,444         4,726         3,862
    Fees from sale of investment products .          488           432         1,422         1,069
    Net gain on the sale of mortgage loans
        and securities available for sale .          117           742           747         2,778
    Other .................................           53           132         4,689           368
                                               ---------     ---------     ---------     ---------
        Total non-interest income .........        3,073         3,423        13,838        10,171
                                               ---------     ---------     ---------     ---------

Non-interest Expense:
    General and administrative:
        Compensation and benefits .........        5,917         5,588        19,042        16,538
        Occupancy, net ....................        2,164         2,123         6,474         6,363
        Advertising and promotion .........          600           761         1,676         2,210
        Federal deposit insurance premiums           484           931         1,725         2,828
        Other .............................        2,498         2,311         8,323         7,316
                                               ---------     ---------     ---------     ---------
        Total general and administrative ..       11,663        11,714        37,240        35,255
    Real estate operations, net ...........          164           253           899           340
                                               ---------     ---------     ---------     ---------
        Total non-interest expense ........       11,827        11,967        38,139        35,595
                                               ---------     ---------     ---------     ---------
        Income before income tax expense ..       21,835        17,062        62,944        47,600
                                               ---------     ---------     ---------     ---------

Income Tax Expense:
    Federal expense .......................        7,132         5,154        19,126        14,385
    State and local expense ...............        1,539         2,278         6,477         6,581
                                               ---------     ---------     ---------     ---------
        Total income tax expense ..........        8,671         7,432        25,603        20,966
                                               ---------     ---------     ---------     ---------
        Net income ........................    $  13,164     $   9,630     $  37,341     $  26,634
                                               =========     =========     =========     =========
Earnings Per Common Share (1) (note 2) ....    $     .58     $     .41     $    1.63     $    1.10

(1) Per share amounts have been restated to fully reflect the 3-for-2 stock split effective January 23, 1997 and the 4-for-3 stock split effective July 24, 1997.

       See accompanying notes to consolidated financial statements.





New York Bancorp Inc. and Subsidiary
consolidated statement of changes in shareholders' equity
---------------------------------------------------------
(Unaudited)

                                                             Nine Months Ended June 30, 1997
                                 -----------------------------------------------------------------------------
                                                                                     Unrealized
                                                                                    Appreciation
                                                                                    (Depreciation)
                                             Additional                             on Securities
                                  Common      Paid-in      Retained     Treasury      Available
                                   Stock      Capital      Earnings      Stock         for Sale        Total
                                 ------------------------------------------------------------------------------
                                                            (Dollars in Thousands, Except Per Share Date)

Balance at September 30, 1996    $     295   $  65,355    $ 145,686    $ (58,871)     $    (562)     $ 151,903
Net income for the nine months
  ended June 30, 1997 ........        --          --         37,341         --             --           37,341

Dividends declared on common
  stock ......................        --          --         (8,190)        --             --           (8,190)

Cash paid in lieu of 275
  fractional shares in the
  aggregate, resulting from
  3-for-2 stock split ........        --            (5)        --           --             --               (5)

Purchase of 858,986 shares of
  treasury stock .............        --          --           --        (18,101)          --          (18,101)

Issuance of 252,907 shares
  upon exercise of stock
  options ....................        --         1,152       (2,990)       4,492           --            2,654

Change in unrealized
  appreciation (depreciation)
  on securities available for
  sale, net of taxes .........        --          --           --           --            1,270          1,270
                                 ------------------------------------------------------------------------------
Balance at June 30, 1997 .....   $     295   $  66,502    $ 171,847    $ (72,480)     $     708      $ 166,872
                                 ------------------------------------------------------------------------------

       See accompanying notes to consolidated financial statements.





New York Bancorp Inc. and Subsidiary
consolidated statements of cash flows
-------------------------------------
(Unaudited)


                                                  Nine Months Ended
                                                        June 30,
                                              ------------------------
                                                 1997           1996
                                              ---------      ---------
                                                   (In thousands)
Cash Flows from Operating Activities:
    Net income ..........................     $  37,341      $  26,634
                                              ---------      ---------
    Adjustments to reconcile net income
      to net cash provided by operating
      activities:
      Depreciation and amortization .....         1,727          1,611
      Amortization and accretion of
        deferred fees, discounts and
        premiums ........................            18          1,381
      Provision for possible loan losses          1,800            900
      Provision for losses on foreclosed
        real estate .....................           259            488
      Net loss on sale of foreclosed
        real estate .....................           186             89
      Net gain on sale of mortgage loans
        and securities available for sale          (747)        (2,778)
      Payment of SAIF recapitalization ..        (9,432)          --
      Deferred income taxes .............         3,571            769
      Net decrease in trading account ...          --            2,003
      Increase in accrued interest
        receivable ......................        (1,922)          (411)
      Increase (decrease) in accrued
        interest payable ................         2,892           (452)
      Increase in accrued expenses and
        other liabilities ...............        24,799          3,050
      (Increase) decrease in other assets         2,355           (846)
                                              ---------      ---------
      Total adjustments .................        25,506          5,804
                                              ---------      ---------
    Net cash provided by operating
      activities ........................        62,847         32,438
                                              ---------      ---------

Cash Flows from Investing Activities:
  Principal payments on loans ...........       251,250        216,640
  Principal payments on mortgage-backed
    securities ..........................        92,789         74,770
  Principal payments, maturities and
    calls on debt and equity securities .        25,037         56,427
  Proceeds on sales of loans ............        36,057         41,858
  Proceeds on sales of mortgage-backed
    securities available for sale .......          --           83,767
  Proceeds on sales of debt and equity
    securities available for sale .......        20,815          2,719
  Investment in first mortgage loans ....      (398,507)      (453,763)
  Investment in other loans .............       (42,829)       (45,157)
  Investment in mortgage-backed
    securities held to maturity .........       (89,973)          --
  Investment in mortgage-backed
    securities available for sale .......      (171,110)       (82,445)
  Investment in debt and equity
    securities available for sale .......       (44,138)       (91,708)
  Proceeds on sales of foreclosed
    real estate .........................         3,398          2,206
  Net purchases of Federal Home Loan
    Bank stock ..........................       (24,703)       (10,656)
  Net purchases of premises and
    equipment ...........................        (1,285)        (1,599)
                                              ---------      ---------
  Net cash used in investing activities .      (343,199)      (206,941)
                                              ---------      ---------

Cash Flows from Financing Activities:
  Net increase in non-interest bearing
    demand, savings, money market, and
    NOW accounts ........................         9,612         15,017
  Net decrease in time deposits .........       (34,578)       (16,916)
  Net increase (decrease) in borrowings
    with original maturities of three
    months or less ......................       161,882       (155,176)
  Proceeds from long-term borrowings ....       558,046        532,625
  Repayment of long-term borrowings .....      (381,484)      (185,675)
  Purchase of common stock for treasury .       (18,101)       (18,090)
  Payment of common stock dividends .....        (7,169)        (7,129)
  Exercise of stock options .............         1,502            991
  Cash paid for fractional shares
    resulting from stock split ..........            (5)          --
  Decrease in mortgagors' escrow accounts        (4,685)        (7,048)
                                              ---------      ---------
  Net cash provided by financing
     activities .........................       285,020        158,599
                                              ---------      ---------
 Net increase (decrease) in cash and
   cash equivalents .....................         4,668        (15,904)
 Cash and cash equivalents at beginning
   of period ............................        23,745         45,104
                                              ---------      ---------
 Cash and cash equivalents at end of
   period ...............................     $  28,413      $  29,200
                                              =========      =========

Supplemental Cash Flow Disclosures:
  Interest paid .........................     $  89,693      $  81,619
                                              =========      =========
  Income taxes paid .....................     $  18,612      $  19,183
                                              =========      =========
  Noncash investing and financing
    activities:
    Transfer of loans to real estate
      owned .............................     $   2,590      $   3,380
                                              =========      =========
    Transfer of mortgage-backed
      securities available for sale to
      mortgage-backed securities
      held to maturity ..................     $      --      $  15,421
                                              =========      =========
    Transfer of mortgage-backed
      securities held to maturity to
      mortgage-backed securities
      available for sale ................     $      --      $  84,109
                                              =========      =========
    Transfer of debt and equity
      securities held to maturity to
      debt and equity securities
      available for sale ................     $      --      $  15,000
                                              =========      =========
    Securitization and transfer of loans
      to mortgage-backed securities
      available for sales ...............     $      --      $  65,364
                                              =========      =========


       See accompanying notes to consolidated financial statements.





New York Bancorp Inc. and Subsidiary
notes to consolidated financial statements
------------------------------------------
(Unaudited)
NEW YORK BANCORP INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1: BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements include the accounts of New York Bancorp Inc. ("New York Bancorp" or the "Company") and its wholly-owned subsidiary, Home Federal Savings Bank ("Home
Federal" or the "Bank") and Subsidiaries, as of June 30, 1997 and September 30, 1996 and for the three and nine month periods ended June 30, 1997 and 1996.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management all necessary adjustments, consisting only of normal recurring accruals necessary for a fair presentation, have been included. The results of operations for the three and nine month periods ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire fiscal year.

NOTE 2: EARNINGS PER SHARE

A 3-for-2 common stock split, effected in the form of a stock dividend, was distributed on January 23, 1997 to shareholders of record on January 9, 1997. In addition, a 4-for-3 stock split, effected in the form of a stock dividend, was distributed on July 24, 1997 to shareholders of record on July 10, 1997. Accordingly, information with respect to shares of common stock and earnings per share have been restated in all periods presented to fully reflect the stock splits. Earnings per share is computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding. The weighted average number of shares of common stock and common stock equivalents outstanding for the calculation of primary earnings per share for the quarters ended June 30, 1997 and 1996 was 22,647,308 and 23,716,482, respectively, and for the nine months ended June 30, 1997 and 1996 was 22,976,368 and 24,147,648, respectively.

NOTE 3: COMMITMENTS, CONTINGENCIES AND CONTRACTS

At June 30, 1997, Home Federal had commitments of $85.6 million to originate first mortgage and cooperative residential loans. Of this amount, adjustable rate mortgage loans represented $73.5 million and fixed rate mortgage loans with interest rates ranging from 7.00% to 10.00%, represented $12.1 million. At June 30, 1997, Home Federal also had commitments to sell $2.9 million of qualified fixed rate first mortgage loans at prices which approximate the carrying value of the loans.

The Bank is a party to $700.0 million of interest rate collar arrangements which mature in August 1998. These interest rate collars provide for the Bank to receive payment when three month LIBOR exceeds 7.50%, and requires the Bank to pay when three month LIBOR is less than 5.00%, thereby reducing the Bank's exposure to a rising interest rate environment. At June 30, 1997 three month LIBOR was 5.78%.

At June 30, 1997, the Bank was servicing first mortgage loans of approximately $586.7 million, which are either partially or wholly-owned by others.

NOTE 4: STOCK REPURCHASE PLAN

During the quarter ended June 30, 1997, New York Bancorp repurchased 256,704 shares under its present stock repurchase plan, bringing total purchases during the current fiscal year to 858,986 shares. At June 30, 1997, the total number of Treasury shares amounted to 7,902,178. Additionally, at June 30, 1997, the Company had authority to repurchase up to an additional 1,688,741 shares. Repurchases may be made from time to time in open market transactions, subject to availability of shares at prices deemed appropriate by New York Bancorp.

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

In June 1996, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"). The Statement is effective for transactions occurring after December 31, 1996. The Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings.

In December 1996, the FASB issued Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125" ("SFAS No. 127"). The Statement delays for one year the implementation of SFAS No. 125, as it relates to (1) secured borrowings and collateral, and (2) transfers of financial assets that are part of repurchase agreement, dollar-roll, securities lending and similar transactions.

The Company has adopted portions of SFAS No. 125 (those not deferred by SFAS No. 127) effective January 1, 1997. Adoption of these portions did not have a significant effect on the Company's financial condition or results of operations. Based on its review of SFAS No. 125, management does not believe the portions of SFAS No. 125 which have been deferred by SFAS No. 127 will have a material effect on the Company.

In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). The Statement is effective for periods ending after December 15, 1997, and will require restatement of all prior-period earnings per share ("EPS") data presented. The Statement establishes standards for computing and presenting EPS. It replaces the presentation of primary EPS with basic EPS, and requires dual presentation of basic and diluted EPS on the face of the income statement. Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Based on its review of the Statement, management believes the adoption of SFAS No. 128 will result in basic earnings per share being modestly higher than the current primary earnings per share, and at the same time will have no material effect on diluted earnings per share of the Company.

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). The Statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 also requires than an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of prior periods will be required. Management has not completed its review of SFAS No. 130, and has not determined the impact, if any, that adoption of SFAS No. 130 will have on the Company.

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). The Statement establishes standards for the way an enterprise reports information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Statement requires a reconciliation of total segment revenue and expense items and segment assets to the amounts in the enterprise's financial statements. The Statement also requires a descriptive report on how the operating segments were determined, the products and services provided by the operating segments, and any measurement differences used for segment reporting and financial statement reporting. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. Management has not completed its review of SFAS No. 131, but does not anticipate that the adoption of SFAS No. 131 will have a significant effect on the Company.




New York Bancorp Inc. and Subsidiary
consolidated statements of financial condition
----------------------------------------------
(Dollars in thousands, except per share data)

                                                                 September 30,
                                                       -----------------------------
                                                           1996              1995
                                                       -----------        ----------
Assets
Cash and due from banks..............................  $    13,045        $   31,189
Money market investments (note 3)....................       10,700            13,915
Trading account securities...........................           --             2,003
Investment in debt and equity securities, net:
  Held to maturity (estimated market value of
      $641 and $21,107 at September 30, 1996
      and 1995, respectively)--(notes 4 and 14)......          643            21,179
  Available for sale (note 5)........................      136,133            46,273
Mortage-backed securities, net:
  Held to maturity (estimated market value of
      $534,602 and $637,503 at September 30,
      1996 and 1995, respectively)--(notes 6
      and 14)........................................      550,817           664,726
  Available for sale (notes 7, 14 and 21)............      280,429           206,794
Federal Home Loan Bank stock (note 14)...............       27,938            20,288
Loans receivable, net (notes 8, 9 and 14):
  First mortgage loans...............................    1,603,769         1,389,776
  Other loans........................................      268,779           296,439
                                                       -----------       -----------
                                                         1,872,548         1,686,215
  Less allowance for possible loan losses............      (19,386)          (21,272)
                                                       -----------       -----------

      Total loans receivable, net....................    1,853,162         1,664,943
Accrued interest receivable (note 10)................       21,862            21,723
Premises and equipment, net (note 11)................       12,927            12,851
Other assets (notes 12 and 16).......................       33,251            25,708
                                                       -----------       -----------

  Total assets.......................................  $ 2,940,907       $ 2,731,592
                                                       ===========       ===========

Liabilities and Shareholders' Equity
Liabilities:
  Deposits (note 13).................................  $ 1,715,959       $ 1,748,874
  Borrowed funds, including securities sold
      under agreements to repurchase of
      $453,698 and $344,860 at September 30,
      1996 and 1995, respectively (note 14)..........    1,008,786           767,138
  Mortgagors' escrow payments........................       14,987            16,520
  Accrued expenses and other liabilities
      (notes 15 and 18)..............................       49,272            42,674
                                                       -----------       -----------
      Total liabilities..............................    2,789,004         2,575,206
                                                       -----------       -----------
Commitments, contingencies and contracts
  (notes 8, 16 and 20)
Shareholders' equity (notes 16, 17 and 19):
  Preferred stock, $.01 par value, 2,000,000
      shares authorized; none issued.................           --                --
  Common stock, $.01 par value, 30,000,000
      shares authorized; 14,746,850 shares
      issued at September 30, 1996 and 1995;
      11,098,800 and 12,138,974 shares
      outstanding at September 30, 1996 and
      1995, respectively.............................          147               147
  Additional paid-in capital.........................       65,503            63,575
  Retained earnings, substantially restricted........      145,686           125,593
  Treasury stock, at cost, 3,648,050 and
      2,607,876 shares at September 30, 1996
      and 1995, respectively.........................      (58,871)          (33,740)
  Unrealized appreciation (depreciation) on
      securities available for sale, net of
      tax effect.....................................         (562)              811
                                                       -----------       -----------
      Total shareholders' equity.....................      151,903           156,386
                                                       -----------       -----------
      Total liabilities and shareholders' equity.....  $ 2,940,907       $ 2,731,592
                                                       ===========       ===========

See accompanying notes to consolidated financial statements.





New York Bancorp Inc. and Subsidiary
consolidated statements of income
-------------------------------------
(In thousands, except per share data)


                                                                            Year Ended September 30,
                                                                  -----------------------------------------
                                                                      1996          1995            1994
                                                                  ----------     ----------      ----------
Interest income:
  Interest and fees on loans:
      First mortgage loans.......................................  $ 118,792      $ 104,042     $  93,373
      Other loans................................................     24,735         25,916        24,094
                                                                   ---------      ---------     ---------
         Total interest and fees on loans........................    143,527        129,958       117,467
  Mortgage-backed securities.....................................     56,921         60,331        52,521
  Debt and equity securities - - taxable.........................      6,774          4,877         2,976
  Money market investments.......................................        256          1,080         2,113
  Trading account securities.....................................         13            726           453
                                                                   ---------     ----------     ---------
         Total interest income...................................    207,491        196,972       175,530
                                                                   ---------     ----------     ---------
Interest expense:
  Deposits (notes 13 and 21).....................................     60,470         62,394        56,996
  Borrowed funds (notes 14 and 21) ..............................     46,276         39,336        22,952
                                                                   ---------     ----------     ---------
         Total interest expense..................................    106,746        101,730        79,948
                                                                   ---------     ----------     ---------
      Net interest income........................................    100,745         95,242        95,582
  Provision for possible loan losses (note 9)....................     (1,200)        (1,700)       (2,650)
                                                                   ---------     ----------     ---------
      Net interest income after provision for
         possible loan losses....................................     99,545         93,542        92,932
                                                                   ---------     ----------     ---------
Non-interest income:
  Loan fees and service charges..................................      2,770          2,566         3,292
  Net gain (loss) on the sales of mortgage loans and
      securities available for sale (notes 5, 7 and 8) ..........      4,750         (1,088)          214
  Other..........................................................      7,147          5,134         4,494
                                                                   ---------     ----------     ---------
         Total non-interest income...............................     14,667          6,612         8,000
                                                                   ---------     ----------     ---------
Non-interest expenses:
  General and administrative:
      Compensation and benefits (notes 18 and 19)................     22,741         21,809        25,197
      Occupancy, net (notes 11 and 20) ..........................      8,397          8,751         8,346
      Advertising and promotion..................................      2,565          2,565         2,370
      Federal deposit insurance premiums.........................      3,759          4,464         4,756
      Other......................................................     10,073         11,379        10,176
                                                                   ---------     ----------     ---------
         Total general and administrative........................     47,535         48,968        50,845
  Merger and restructuring  (note 2).............................         --         19,024            --
  Real estate operations, net (note 12)..........................        463            883           880
  SAIF recapitalization (note 13)................................      9,432             --            --
                                                                   ---------     ----------     ---------
         Total non-interest expense..............................     57,430         68,875        51,725
                                                                   ---------     ----------     ---------
      Income before income tax expense and cumulative
         effect of change in accounting principle................     56,782         31,279        49,207
                                                                   ---------     ----------     ---------

Income tax expense (note 16):
  Federal expense................................................     16,676         13,460        14,214
  State and local expense........................................      8,100          6,257         7,526
                                                                   ---------     ----------     ---------
         Total income tax expense................................     24,776         19,717        21,740
                                                                   ---------     ----------     ---------
      Income before cumulative effect of change in
         accounting principle....................................     32,006         11,562        27,467
Cumulative effect of change in accounting for income taxes.......         --             --         5,685
                                                                   ---------     ----------     ---------
      Net income.................................................  $  32,006     $   11,562     $  33,152
                                                                   ---------     ----------     ---------
Earnings per common share (note 17):
  Income before cumulative effect of change in
      accounting principle.......................................  $   2.68      $     .87      $    2.02
  Cumulative effect of change in accounting for income taxes.....  $     --      $      --      $     .42
      Net income.................................................  $   2.68      $     .87      $    2.44





New York Bancorp Inc. and Subsidiary
consolidated statements of changes in shareholders' equity
----------------------------------------------------------
(Dollars in thousands, except per share data)

                                                                                                         Unrealized
                                                                                                        Appreciation
                                                                                  Common    Common     (Depreciation)
                                               Additional                          Stock      Stock     on Securities
                                      Common    Paid-in    Retained   Treasury    Acquired   Acquired     Available
                                      Stock     Capital    Earnings     Stock     by ESOP     by RRP       for Sale       Total
                                      -------------------------------------------------------------------------------------------
Balance at September 30, 1993 ......  $144      $53,854    $111,160   $ (7,194)   $(2,717)   $(1,478)      $   --       $153,769
Net income for the year ended
  September 30, 1994 ...............    --           --      33,152         --         --         --           --         33,152
Dividends declared on common stock..    --           --      (5,720)        --         --         --           --         (5,720)
Distribution of 10% stock dividend..     7       12,133     (12,140)        --         --         --           --             --
Cash paid in lieu of 221 fractional
  shares in the aggregate,
  resulting from stock dividend ....    --           (3)         --         --         --         --           --             (3)
Compensation amortized to expense...    --          600          --         --        543        348           --          1,491
Purchase of 339,280 shares of
  treasury stock ...................    --           --          --     (4,544)        --         --           --         (4,544)
Purchase and retire 283,030 shares..    (4)      (3,772)         --         --         --         --           --         (3,776)
Exercise of 92,791 shares of
  stock options ....................    --           --        (924)     1,743         --         --           --            819
Unrealized appreciation on
  securities available for sale
  at October 1, 1993, net of
  taxes of $377.....................    --           --          --         --         --         --          449            449
Change in unrealized depreciation
  on securities available for
  sale, net of taxes of $3,428 .....    --           --          --         --         --         --       (4,346)        (4,346)
                                      -------------------------------------------------------------------------------------------
Balance at September 30, 1994 ......   147       62,812     125,528     (9,995)    (2,174)    (1,130)      (3,897)       171,291
Net income for the year ended
  September 30, 1995 ...............    --           --      11,562         --         --         --           --         11,562
Dividends declared on common stock..    --           --      (9,114)        --         --         --           --         (9,114)
Exercise of 385,464 shares of
  stock options ....................     3           --        (603)     1,544         --         --           --            944
Purchase of 1,453,016 shares of
  treasury stock ...................    --           --          --    (28,784)        --         --           --        (28,784)
Purchase and retire 196,643 shares..    (2)      (3,710)         --         --         --         --           --         (3,712)
Net proceeds from sale of 298,375
  shares of treasury stock
  (note 2)..........................    --        1,035          --      3,495         --         --           --          4,530
ESOP and RRP activity, including
  tax benefit (note 2) .............    (1)       3,438          --         --      2,174      1,130           --          6,741
Hamilton Bancorp's net income for
  the three months ended December
  31, 1994 (note 2) ................    --           --      (1,780)        --         --         --           --         (1,780)
Change in unrealized appreciation
  on securities available for
  sale, net of taxes of $3,690 .....    --           --          --         --         --         --        4,708          4,708
                                      -------------------------------------------------------------------------------------------
Balance at September 30, 1995 ......   147       63,575     125,593    (33,740)        --         --          811        156,386
Net income for the year ended
  September 30, 1996 ...............    --           --      32,006         --         --         --           --         32,006
Dividends declared on common stock..    --           --      (9,218)        --         --         --           --         (9,218)
Exercise of 174,038 shares of
  stock options ....................    --        1,928      (2,695)     3,897         --         --           --          3,130
Purchase of 1,214,212 shares of
  treasury stock ...................    --           --          --    (29,028)        --         --           --        (29,028)
Unrealized depreciation on
  securities transferred from
  held to maturity to available
  for sale, net of taxes of $97
  (notes 4 and 6) ..................    --           --          --         --         --         --         (126)          (126)
Change in unrealized appreciation
  (depreciation) on securities
  available for sale, net of
  taxes of $968 ....................    --           --          --         --         --         --       (1,247)        (1,247)

Balance at September 30, 1996 ......  $147      $65,503    $145,686   $(58,871)   $    --    $    --       $ (562)      $151,903
                                      ===========================================================================================

       See accompanying notes to consolidated financial statements.





New York Bancorp Inc. and Subsidiary
consolidated statements of cash flows
--------------------------------------
(In thousands)

                                                                          Year Ended September 30,
                                                               -------------------------------------------
                                                                    1996           1995            1994
                                                               -------------------------------------------
Cash flows from operating activities:
  Net income before cumulative effect of change in
         accounting principle.............................       $  32,006      $  11,562       $  27,467
  Cumulative effect of change in accounting for
         income taxes.....................................              --             --           5,685
                                                               -------------------------------------------

  Net income..............................................          32,006         11,562          33,152
                                                               -------------------------------------------

  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization.......................           2,153          2,064           1,817
      Amortization and accretion of deferred fees,
         discounts and premiums...........................           1,823          1,538           8,414
      Provision for possible loan losses..................           1,200          1,700           2,650
      Provision for losses on foreclosed real estate......             346            361              --
      Net (gain) loss on sale of foreclosed real
         estate...........................................             147             82            (190)
      Net (gain) loss on sale of mortgage loans and
         securities available for sale....................          (4,750)         1,088            (214)
      SAIF recapitalization...............................           9,432             --              --
      Deferred income taxes...............................          (3,520)        (1,965)         (6,832)
      Amortization of ESOP and RRP compensation
         expense..........................................              --            464           1,491
      Termination of ESOP and RRP.........................              --          4,992              --
      Net (increase) decrease in trading account..........           2,003         10,936            (452)
      Increase in accrued interest receivable.............            (139)        (2,579)         (5,446)
      Increase in accrued interest payable................           1,476            838           1,161
      Increase (decrease) in accrued expenses and
         other liabilities................................          (6,290)         3,779          (1,981)
      (Increase) decrease in other assets.................           1,806          2,812            (491)
                                                               -------------------------------------------

      Total adjustments...................................           5,687         26,110             (73)
                                                               -------------------------------------------

  Net cash provided by operating activities...............          37,693         37,672          33,079
                                                               -------------------------------------------

Cash flows from investing activities:
  Principal payments on loans.............................         296,727        201,852         211,300
  Principal payments on mortgage-backed securities........         102,091         80,169         350,694
  Principal payments, maturities and calls on debt
     and equity securities................................          56,938         30,987           1,477
  Proceeds on sales of loans..............................          76,349         38,799         109,063
  Proceeds on sales of mortgage-backed securities
     available for sale...................................          83,766         77,279          39,058
  Proceeds on sales of debt and equity securities
     for sale.............................................          17,083          7,737             181
  Investment in first mortgage loans......................        (571,989)      (432,050)       (341,555)
  Investment in other loans...............................         (59,045)       (71,057)        (49,798)
  Investment in mortgage-backed securities available
     for sale.............................................         (82,445)       (45,789)        (80,978)
  Investment in mortgage-backed securities held to
     maturity.............................................              --             --        (589,083)
  Investment in debt and equity securities available
     for sale.............................................        (142,048)       (52,221)           (135)
  Investment in debt securities held to maturity..........              --             --         (49,985)
  Investment in interest rate collar and floor
     agreements...........................................            (915)        (2,265)             --
  Proceeds on sales of foreclosed real estate.............           2,856          8,035           3,896
  Proceeds from sale of interest rate floor and
     interest rate swap agreements........................           1,512         10,835              --
  Purchases of Federal Home Loan Bank stock, net..........          (7,650)        (2,879)          4,325
  Net purchases of premises and equipment.................          (2,229)        (1,374)         (2,466)
                                                               -------------------------------------------

  Net cash used in investing activities...................        (228,999)      (151,942)       (394,006)
                                                               -------------------------------------------

Cash flows from financing activities:
  Net increase (decrease) in non-interest bearing
     demand, savings, money market, and NOW accounts......       $  14,341      $(187,214)      $ (56,591)
  Net increase (decrease) in time deposits................         (47,256)       152,542          90,003
  Net increase (decrease) in borrowings with
     original maturities of three months or less..........         (93,936)       248,715         160,304
  Proceeds from long-term borrowings......................         691,459         10,000         200,000
  Repayment of long-term borrowings.......................        (355,875)       (66,517)        (75,100)
  Purchase of common stock for treasury or
     retirement...........................................         (29,028)       (32,496)         (8,320)
  Payment of common stock dividends.......................          (9,427)        (8,156)         (5,582)
  Exercise of stock options...............................           1,202            872             819
  Proceeds from sale of treasury stock....................              --          4,530              --
  Cash paid in lieu of fractional shares resulting
     from stock dividend..................................              --             --              (3)
  Increase (decrease) in mortgagors' escrow accounts......          (1,533)         1,004            (810)
                                                               -------------------------------------------

  Net cash provided by financing activities...............         169,947        123,280         304,720
                                                               -------------------------------------------

  Net increase (decrease) in cash and cash
     equivalents..........................................         (21,359)         9,010         (56,207)
  Hamilton's net cash flows for the three months
     ended December 31, 1994 (note 2).....................              --         (5,771)             --
  Cash and cash equivalents at beginning of year..........          45,104         41,865          98,072
                                                               -------------------------------------------

  Cash and cash equivalents at end of year................       $  23,745      $  45,104       $  41,865
                                                               -------------------------------------------

Supplemental Cash Flow Disclosures:
  Interest paid...........................................       $ 108,096      $  99,797       $  78,908
                                                               -------------------------------------------

  Income taxes paid.......................................       $  26,328      $  20,599       $  23,992
                                                               -------------------------------------------

  Noncash Investing and Financing Activities:
      Transfer of loans to real estate owned..............       $   4,462      $   4,455       $   5,784
                                                               -------------------------------------------

      Transfer of mortgage-backed securities
         available for sale to mortgage-backed
         securities held to maturity (note 6) ............       $  15,421      $      --       $  71,492
                                                               -------------------------------------------

      Transfer of mortgage-backed securities
         held to maturity to mortgage-backed
         securities available for sale
         (notes 2 and 6)..................................       $  84,109      $  69,817       $  78,067
                                                               -------------------------------------------

      Securitization and transfer of loans to
         mortgage-backed securities available
         for sale ........................................       $  65,364      $  11,418       $  18,817
                                                               -------------------------------------------

      Transfer of debt securities held to maturity
         to debt and equity securities available
         for sale (notes 2 and 4).........................       $  15,000      $   7,465       $      --
                                                               -------------------------------------------


       See accompanying notes to consolidated financial statements.





New York Bancorp Inc. and Subsidiary
notes to Consolidated Financial Statements
------------------------------------------
September 30, 1996, 1995 and 1994


(1)  Summary of Significant Accounting Policies

        New York Bancorp Inc. ("New York Bancorp" or the "Holding Company") is a savings and loan holding company under the savings and loan holding company act, as amended ("SLHCA"). The Holding Company, through its savings bank subsidiary, Home Federal Savings Bank (the "Bank") operates as a community savings bank. On January 27, 1995, Hamilton Bancorp, Inc. ("Hamilton"), the parent company of Hamilton Federal Savings F.A. ("Hamilton Savings"), was merged with and into New York Bancorp (see note 2) and Hamilton Savings was merged into the Bank. The merger was accounted for as a pooling of interests and, accordingly, all prior periods include the consolidated accounts of Hamilton. The more significant accounting and reporting policies are summarized below.

(A)  Principles of Consolidation and Basis of Presentation

        The accompanying consolidated financial statements are prepared on the accrual basis of accounting and include the accounts of New York Bancorp and its wholly owned subsidiary, Home Federal Savings Bank (collectively the "Company"). All material intercompany transactions and balances have been eliminated.

        The Company reports its financial results on a fiscal year basis ending September 30, whereas Hamilton had reported its financial results on a calendar year basis. The consolidated financial statements for fiscal year 1995 reflect Hamilton's year-end conformed with that of the Company. The consolidated financial statements for fiscal year 1994 reflect the combination of the Company at and for the year ended December 31.

        In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statements of condition and income for the years presented. Estimates that are susceptible to change include, among other things, the determination of the allowance for possible loan losses and the valuation of real estate acquired in connection with foreclosures. Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

        For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and money market investments.

(B)  Money Market Investments

        Money market investments represent short-term instruments (generally ninety days or less), which are generally held to maturity. These investments are carried at cost or, if applicable, at cost adjusted for accretion of discount or amortization of premium using a method which approximates the level-yield method over the period to maturity. Carrying values of these investments approximate current market values.

(C)  Trading Account Securities

        Trading account securities are carried at estimated market value. Net realized and unrealized gains (losses) are included in non-interest income. Interest on trading account securities is included in interest income.

(D)  Debt and Equity and Mortgage-Backed Securities

        Debt and mortgage-backed securities which the Company has the positive intent and ability to hold until maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts on a level yield method. Debt and mortgage-backed securities to be held for indefinite periods of time and not intended to be held to maturity and marketable equity securities are classified as available for sale securities and are recorded at fair value, with unrealized appreciation and depreciation, net of tax, reported as a separate component of shareholders' equity.

        Gains and losses on the sale of securities are determined using the specific identification method.

(E)  Loans Receivable

        Loans are carried at amortized cost. Interest on loans is recognized on the accrual basis. The accrual of income on loans is discontinued when certain factors, such as contractual delinquency of ninety days or more, indicate reasonable doubt as to the timely collectibility of such income. Interest previously recognized on past due loans is charged to the allowance for loan losses when in the opinion of management such interest is deemed to be uncollectible. Loans on which the accrual of income has been discontinued are designated as nonaccrual loans and income is recognized subsequently only in the period collected.

        Loan origination fees, less certain direct origination costs, are deferred and recognized as an adjustment of the loan's yield over the life of the loan by the interest method, which results in a constant rate of return. When loans are sold, any remaining unaccreted deferred fees are recognized as income at the time of sale.

        Discounts (premiums) on mortgage loans purchased are deferred and accreted (amortized) to income over the life of the loans using the level-yield method.

        On October 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS No. 114") and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures" ("SFAS No. 118") which amended SFAS No. 114 (collectively the "Statements"). Under the Statements, a loan is considered impaired when it is probable that the Company, based upon current information, will not collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. Certain loans are exempt from the provisions of the Statements, including large groups of smaller-balance homogenous loans that are collectively evaluated for impairment which, for the Company, include one-to-four family first mortgage loans and consumer and commercial loans whose principal balance is less than $500,000, other than those modified in a troubled debt restructuring (TDR). A loan is considered a TDR by the Company when modifications of a concessionary nature are made to the loan's original contractual terms due to the borrower's financial difficulties. The Statements require that impaired loans that are within the scope of these Statements be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.

        Loans reviewed for impairment by the Company are limited to one-to-four family first mortgage loans and consumer and commercial loans in excess of $500,000, loans modified in a TDR, and commercial real estate loans. At September 30, 1996, the measurement value of the Company's impaired loans was based upon the estimated market value of the underlying collateral. The Company's impaired loan identification and measurement processes are conducted in conjunction with the Company's review of classified assets and adequacy of its allowance for possible loan losses. Specific factors utilized in the impaired loan identification process include, but are not limited to, delinquency status, loan-to-value ratio, and debt coverage. Cash receipts on an impaired loan are applied to principal and interest in accordance with the contractual terms of the loan unless full payment of principal is not expected, in which case the full payment is applied as a reduction of the carrying value of the loan. If the estimated market value of the underlying collateral, including guarantees, is less than the principal balance of an impaired loan, a loss is either charged to the allowance for possible loan losses or an impairment reserve is allocated to reduce the book value of the loan to the estimated market value of the underlying collateral.

        Interest income on impaired loans is recorded on a cash basis, except for a TDR which has performed under its restructured terms for at least six months, at which time the accrual basis is utilized.

        The adoption of SFAS Nos. 114 and 118 did not have a significant effect on the Company's financial condition or results of operations.

        Provisions for possible loan losses are charged to operations based on management's periodic review and evaluation of the loan portfolio in relation to the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations which may affect the borrower's ability to repay, overall portfolio quality, and underlying collateral values and cash flow values. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for possible loan losses. Such agencies could require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Management believes that the allowance for possible loan losses is adequate.

(F)  Loan Servicing

        Fees earned for servicing loans owned by investors are reported as income when the related mortgage loan payments are collected. Loan servicing costs are charged to expense as incurred.

        On October 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" ("SFAS No. 122"). The Statement establishes accounting standards for mortgage servicing rights, which are the contractual right to service loans owned by others, typically for a fee. Prior to this Statement, only purchased mortgage servicing rights were capitalized as an asset. SFAS No. 122 requires originated mortgage servicing rights ("OMSR") to be capitalized as an asset. OMSR represents mortgage servicing rights acquired when an institution originates and subsequently sells or securitizes mortgage loans but retains the servicing rights. The Statement also requires all capitalized mortgage servicing rights ("MSR") to be evaluated for impairment based on their value. In evaluating for impairment, the Company stratifies its MSR by adjustable or fixed rate loans, by interest rate, and by year of origination. The Company uses current market assumptions for prepayment speeds and discounts, and a 4.5% annual inflation factor for servicing costs. The adoption of SFAS No. 122 did not have a significant effect on the Company's operating results or financial position.

        The Company amortizes its MSR in proportion to, and over the period of, estimated servicing income.

(G)  Premises and Equipment

        Land is carried at cost. Buildings and building improvements, leasehold improvements and furniture, fixtures and equipment are carried at cost, less accumulated depreciation and amortization. Buildings, building improvements and furniture, fixtures and equipment are depreciated using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized using the straight-line method over the terms of the related leases.

(H)  Real Estate Owned

        Real estate owned consists of real estate acquired in satisfaction of loans, and is carried at the lower of cost or estimated fair value less estimated selling costs. When a property is acquired in satisfaction of a loan, the excess of the carrying amount over the fair value, if any, is charged to the allowance for loan losses. Subsequent to acquisition, an allowance for real estate owned is established to maintain these properties at the lower of cost or fair value less estimated costs to sell. Real estate owned is shown net of the allowance.

        The allowance is established through charges to income which are included in real estate operations, net. Operating results of real estate owned, including rental income, operating expenses, and gains and losses realized from the sales of properties owned, are also recorded in real estate operations, net.


(I)  Reverse Repurchase Agreements

        Reverse repurchase agreements are accounted for as financing transactions. Accordingly, the collateral securities continue to be carried as assets and a borrowing liability is established for the transaction proceeds.

(J)  Income Taxes

        The Holding Company and its subsidiary file consolidated income tax returns. The subsidiary pays to or receives from the Holding Company, as appropriate, an allocated portion of the consolidated income taxes or benefits based upon the effective current income tax rate.

        Deferred taxes are provided for temporary differences between the tax basis and financial statement carrying amounts of existing assets and liabilities, which is measured by applying enacted tax laws and rates. A valuation allowance is provided for deferred tax assets which are deemed not likely to be realized.

(K)  Retirement Plans

        The Company has a pension plan covering substantially all employees who have attained minimum service requirements. The Company's policy is to contribute annually an amount sufficient to meet Employee Retirement Income Security Act ("ERISA") funding standards.

        Postretirement and postemployment benefits are recorded on an accrual basis with an annual provision that recognizes the expense over the service life of the employee, determined on an actuarial basis.

(L)  Off-Balance Sheet Financial Instruments

        Interest rate swaps, caps, floors, collars, options and financial futures agreements are periodically used to manage the Company's interest rate risk. Generally, the net settlements on such transactions used as hedges of non- trading assets or liabilities are accrued as an adjustment to interest income or interest expense over the lives of the agreements. Further, gains or losses on terminated contracts used as hedges of non-trading assets or liabilities are generally deferred and amortized over the life of the original hedge. Contracts which are not matched against specific assets, liabilities, or the repricing of interest rate floor arrangements or do not meet correlation criteria are accounted for at market value with the resulting gain or loss recognized in operations.

(M)  Earnings Per Common Share

        Earnings per common share is computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding. The weighted average number of shares of common stock and common stock equivalents used in the computation of earnings per common share for the years ended September 30, 1996, 1995 and 1994 was 11,944,393, 13,327,915 and 13,609,867, respectively.

(2)  Business Combination

        On January 27, 1995, New York Bancorp acquired Hamilton in a transaction accounted for under the pooling of interests method of accounting. Pursuant to the merger agreement, New York Bancorp issued
1.705 shares of common stock for each outstanding share of Hamilton common stock and reserved for issuance 182,824 shares of common stock for Hamilton's stock options outstanding as of the merger consummation date. In addition, 306,392 shares of common stock were issued to holders of Hamilton stock options who received stock for the options calculated in accordance with the formula contained in the merger agreement. As a condition to the merger, Hamilton, immediately prior to the consummation of the merger, reissued in an underwritten offering 175,000 shares of Hamilton treasury stock amounting to net proceeds of $4,530,000 after underwriting commission and offering costs. As a result of the above, 6,224,921 shares of common stock were issued in connection with the merger.

        The Company reports its financial results on a fiscal year basis ending September 30, whereas Hamilton had reported its financial results on a calendar year basis. Accordingly, the accompanying Consolidated Statements of Income, Changes in Shareholders' Equity and Cash Flows for the year ended September 30, 1994 includes the operations of Hamilton for its year ended December 31, 1994. The consolidated financial statements for 1995 reflect Hamilton's year-end conformed with that of the Company. The effect on the accompanying consolidated financial statements arising from the inclusion of the $1,780,000 of net income of Hamilton for the three months ended December 31, 1994 in the Company's results of operations for both fiscal year 1995 and 1994 is presented in the accompanying Consolidated Statement of Changes in Shareholders' Equity as an adjustment for change in fiscal year of Hamilton. Additionally, the accompanying Consolidated Statements of Income for both fiscal year 1995 and 1994 each include $7,948,000 and $1,780,000 representing net interest income after provision for possible loan losses and net income, respectively, reflecting those results of Hamilton's operations for the three months ended December 31, 1994.

        The following is a summary of Hamilton Bancorp's cash flows for the three months ended December 31, 1994 (in thousands):

   Net cash provided by operating activities..............   $     678
   Net cash used by investing activities..................      (4,389)
   Net cash provided by financing activities..............       9,482
                                                             ---------
   Net increase in cash and cash equivalents..............   $   5,771
                                                             =========

        In connection with the merger, during fiscal year 1995 the Company recorded certain non-recurring merger-related and restructuring expenses of approximately $19.0 million and reclassified $77.3 million of Hamilton's held to maturity securities to available for sale securities.
Of these securities, $66.8 million were subsequently sold, resulting in a $1.2 million loss. The non-recurring merger-related and restructuring charges reflected $4.3 million in investment banking, legal and accounting fees, $6.3 million in severance costs, $5.1 million related to the termination of Hamilton's ESOP and the accelerated vesting of shares of the RRP pursuant to the requirements of such plans upon a change in control, and $3.3 million in certain back-office and facilities consolidation costs and signage costs.

        The following table summarizes the activity with respect to the merger-related and restructuring expenses, on a pre-tax basis:

                                                  Merger-Related
                                                       and
                                                  Restructuring
                                                     Accrual
                                                ==================
                                                  (In Thousands)

Balance at December 31, 1994...................     $      --
Provision charged against operations...........          19,024
Cash outlays...................................         (12,287)
Non-cash items.................................          (6,395)
                                                    -----------
Balance at September 30, 1995..................             342
Cash outlays...................................            (342)
                                                    -----------
Balance at September 30, 1996..................     $      --
                                                    ===========


(3)  Money Market Investments

        Money market investments are summarized as follows:


                                              September 30,
                                           -----------------------
                                             1996           1995
                                           =======================
                                               (In Thousands)
Securities purchased under
   agreements to resell...........         $10,700        $ 8,400
FHLP overnight deposits...........              --          4,997
Federal funds sold................              --            500
Other.............................              --             18
                                           -----------------------
                                           $10,700        $13,915
                                           =======================

        During the years ended September 30, 1996, 1995 and 1994, the Company entered into purchases of securities under agreements to resell. The amounts advanced under these agreements represented short-term loans and are reflected as money market investments in the consolidated statements of financial condition. Securities representing collateral for these transactions were delivered by appropriate entry into the Company's account maintained at a third-party custodian. At September 30, 1996 and 1995, these agreements matured within thirty days. Securities purchased under agreements to resell averaged $.3 million. $1.2 million and $16.2 million for the years ended September 30, 1996, 1995 and 1994, respectively. The maximum amount of such agreements outstanding at any month-end during the years ended September 30, 1996, 1995 and 1994 was $11.4 million, $8.4 million and $30.0 million, respectively.

(4)  Debt Securities Held to Maturity

        The amortized cost and estimated market values of debt securities held to maturity are summarized as follows:

                                         September 30, 1996
                            ------------------------------------------------
                                          Gross         Gross      Estimated
                            Amortized   Unrealized    Unrealized    Market
                             Cost        Gains         Losses       Value
                            ================================================
                                                (In Thousands)

Bonds and notes:
  corporate notes.......    $   643      $  --        $   (2)      $   641
                            ================================================

                                          September 30, 1995
                            ------------------------------------------------
                                          Gross         Gross      Estimated
                            Amortized   Unrealized    Unrealized    Market
                              Cost         Gains        Losses      Value
                            =================================================
                                                 (In Thousands)

Bonds and notes:
  U.S. Government and
  Agency Obligations....    $20,000     $  --         $   (75)     $19,925
  Corporate notes.......      1,179          5             (2)       1,182
                            ------------------------------------------------
   Total................    $21,179     $    5        $   (77)     $21,107
                            ================================================

        The amortized cost and contractual maturity of debt securities at September 30, 1996 and 1995 are shown below. Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations without call or prepayment penalties.


                                                     September 30,
                                    ---------------------------------------------
                                            1996                     1995
                                    =============================================
                                                Estimated               Estimated
                                    Amortized     Market    Amortized     Market
                                      Cost        Value        Cost         Value
                                    =============================================
                                                      (In Thousands)

Due in one year or less..........   $  --       $  --       $   502     $   507
Due after one year through
   five years....................      --          --        20,000      19,925
Due after five years through
   ten years                           --          --            --          --
Due after ten years..............     643         641           677         675
                                    ---------------------------------------------
Total............................   $ 643       $ 641       $21,179     $21,107
                                    =============================================

        There were no sales of debt securities held to maturity during the years ended September 30, 1996, 1995 and 1994. (See note 2 regarding the transfer of securities in connection with the Hamilton merger.)

        As permitted under guidance issued by the Financial Accounting Standards Board in November 1995, during the quarter ended December 31, 1995, the Company transferred $15.0 million of its debt securities, previously classified as held to maturity, to the available for sale classification.

(5)  Debt and Equity Securities Available for Sale

        The amortized cost and estimated market values of debt and equity securities available for sale are summarized as follows:

                                                   September 30, 1996
                                --------------------------------------------------
                                               Gross         Gross       Estimated
                                Amortized    Unrealized    Unrealized      Market
                                   Cost         Gains        Losses         Value
                                ====================================== ============
                                                   (In Thousands)

Equity securities:
   Common stocks...........     $  5,326       $ --        $  (508)      $  4,818
   Stock in FNMA...........            2         40             --             42
                                --------------------------------------------------
                                   5,328         40           (508)         4,860
                                --------------------------------------------------
Bonds and notes:
   U.S. Government and
     Agency obligations....      131,245         --         (1,007)       130,238
    Other..................        1,028          7             --          1,035
                                --------------------------------------------------
                                 132,273          7         (1,007)       131,273
                                --------------------------------------------------
                                $137,601       $ 47        $(1,515)      $136,133
                                ==================================================

                                                  September 30, 1995
                                --------------------------------------------------
                                               Gross         Gross       Estimated
                                Amortized    Unrealized    Unrealized      Market
                                  Cost         Gains        Losses         Value
                                ==================================================
                                                  (In Thousands)

Equity securities:
   Common stocks...........     $  4,082       $407        $    --       $  4,489
   Stock in FNMA...........            2         29             --             31
                                --------------------------------------------------
                                   4,084        436             --          4,520
Bonds and notes:
   U.S. Government and
     Agency obligations....       41,740         13             --         41,753
                                --------------------------------------------------
                                $ 45,824       $449        $    --       $ 46,273
                                ==================================================

        Gains and losses were realized on sales of debt and equity securities available for sale as follows:


                                       Year ended September 30,
                               ------------------------------------------
                                 1996            1995           1994
                               ==========================================
                                          (In Thousands)

Gross gains...........         $3,143            $304           $ --
Gross losses..........             (2)           (168)            (3)
                               -----------------------------------------
Net gains (losses).....        $3,141            $136          $  (3)
                               =========================================

(6)  Mortgage-Backed Securities Held to Maturity

        The amortized cost and the estimated market values of mortgage-backed securities held to maturity are summarized as follows:

                                                        September 30, 1996
                                      -----------------------------------------------------
                                                       Gross         Gross       Estimated
                                       Amortized    Unrealized    Unrealized      Market
                                          Cost         Gains        Losses         Value
                                      =====================================================
                                                          (In Thousands)

FHLMC...............................    $ 14,710     $   --        $    (59)      $ 14,651
FNMA................................       6,333         --            (129)         6,204
GNMA................................       1,409         59              --          1,468
Private-issue pass-through..........       1,264         25              --          1,289
REMIC & CMO.........................     527,101         --         (16,111)       510,990
                                      -----------------------------------------------------
Total...............................    $550,817     $   84        $(16,299)      $534,602
                                      =====================================================

                                                        September 30, 1995
                                      -----------------------------------------------------
                                                       Gross         Gross       Estimated
                                       Amortized    Unrealized    Unrealized      Market
                                          Cost         Gains        Losses         Value
                                      =====================================================
                                                          (In Thousands)

FHLMC...............................    $ 21,858      $100        $  (137)        $ 21,821
FNMA................................      35,662        20           (618)          35,064
REMIC & CMO.........................     607,206       532         (27,120)        580,618
                                      -----------------------------------------------------
Total...............................    $664,726      $652        $(27,875)       $637,503
                                      =====================================================

        The amortized cost and estimated market values of mortgage-backed securities held to maturity, all of which have pre-payment provisions, are distributed to a maturity category based on the estimated average life as shown below. These principal prepayments are not scheduled over the life of the investment, but are reflected as adjustments to the final maturity distribution.


                                                        September 30,
                                                   ------------------------
                                                            1996
                                                   ------------------------
                                                                 Estimated
                                                   Amortized       Market
                                                     Cost          Value
                                                   ========================
                                                       (In Thousands)

Due in one year or less....................        $ 24,919       $ 24,735
Due after one year through five years......         236,722        233,632
Due after five years through ten years.....         248,864        238,583
Due after ten years........................          40,312         37,652
                                                   -------------------------
                                                   $550,817       $534,602
                                                   =========================

        There were no sales of mortgage-backed securities held to maturity during the years ended September 30, 1996, 1995 and 1994. (See note 2 regarding the transfer of securities in connection with the Hamilton merger.)

        In connection with the adoption of SFAS No. 115, effective October 1, 1993, mortgage-backed securities previously classified as held for sale, and carried at the lower of cost or market, were classified as available for sale. The carrying value of these mortgage-backed securities was adjusted to their market value, which resulted in increasing the carrying value by $826,000, and increasing shareholders' equity by $449,000, which was net of taxes of $377,000. In addition, the Bank reclassified $71.5 million of mortgage-backed securities available for sale to mortgage-backed securities held to maturity, and reclassified $78.1 million of mortgage-backed securities held to maturity to mortgage-backed securities available for sale. At the time of the reclassifications, the carrying value of such mortgage-backed securities approximated market value.

        As permitted under guidance issued by the Financial Accounting Standards Board in November 1995, during the quarter ended December 31, 1995, the Company transferred $84.1 million of its mortgage-backed securities previously classified as held to maturity to the available for sale classification. Additionally, mortgage-backed securities with a carrying value and market value of approximately $15.4 million, previously classified as available for sale, were transferred to the held to maturity portfolio.

        At September 30, 1996 and 1995, $10,241,000 and $17,568,000,
respectively, of the mortgage-backed securities held to maturity portfolio consists of securities with underlying adjustable rate loans. Such securities had an estimated market value of $10,077,000 and $17,474,000, respectively.

        The privately-issued REMICs and CMOs and privately-issued pass-through mortgage-backed securities contained in the Bank's held to maturity and available for sale portfolios have generally been underwritten by large investment banking firms with the timely payment of principal and interest on these securities supported (credit enhanced) in varying degrees by either insurance issued by a financial guarantee insurer, letters of credit or subordination techniques. Substantially all such securities are rated AAA by one or more of the nationally recognized securities rating agencies. These securities are subject to certain credit-related risks normally not associated with U.S. Government Agency mortgage-backed securities. Among such risks is the limited loss protection generally provided by the various forms of credit enhancements as losses in excess of certain levels are not protected. Furthermore, the credit enhancement itself is subject to the creditworthiness of the enhancer. Thus, in the event a credit enhancer does not fulfill its obligations, the mortgage-backed securities holder could be subject to risk of loss similar to a purchaser of a whole loan pool. Management believes that the credit enhancements are adequate to protect the Company from losses, thus the Company has not provided an allowance for losses on its privately issued mortgage-backed securities.

(7)  Mortgage-Backed Securities Available for Sale

        The amortized cost and the estimated market value of mortgage-backed securities available for sale are summarized as follows:

                                                        September 30, 1996
                                      ----------------------------------------------------
                                                       Gross         Gross       Estimated
                                       Amortized    Unrealized    Unrealized      Market
                                          Cost         Gains        Losses         Value
                                      ====================================================
                                                          (In Thousands)

FHLMC...............................   $ 59,872        $  491      $   (518)     $ 59,845
FNMA................................     47,596           313            --        47,909
GNMA................................      7,336           355            --         7,691
REMIC & CMO.........................    139,262           261          (626)      138,897
Private-issue pass-through..........     25,886           201            --        26,087
                                      ----------------------------------------------------
Total...............................   $279,952        $1,621       $(1,144)     $280,429
                                      ====================================================


                                                        September 30, 1995
                                      ----------------------------------------------------
                                                       Gross         Gross       Estimated
                                       Amortized    Unrealized    Unrealized      Market
                                          Cost         Gains        Losses         Value
                                      ====================================================
                                                          (In Thousands)

FHLMC...............................   $ 72,968        $1,139       $   (695)    $ 73,412
FNMA................................     35,191           901            --        36,092
GNMA................................     10,578           486            (7)       11,057
REMIC & CMO.........................     56,676            82          (999)       55,759
Private-issue pass-through..........     30,383           162           (71)       30,474
                                      ----------------------------------------------------
Total...............................   $205,796        $2,770       $(1,772)     $206,794
                                      ====================================================

        The amortized cost and estimated market values of mortgage-backed securities available for sale, all of which have pre-payment provisions, are distributed to a maturity category based on the estimated average life as shown below. These principal prepayments are not scheduled over the life of the investment, but are reflected as adjustments to the final maturity distribution.


                                                         September 30,
                                                   ------------------------
                                                             1996
                                                   ------------------------
                                                                 Estimated
                                                   Amortized       Market
                                                     Cost          Value
                                                   ========================
                                                      (In Thousands)

Due in one year or less....................        $ 27,038       $ 26,980
Due after one year through five years......         168,880        169,088
Due after five years through ten years.....          77,726         77,736
Due after ten years........................           6,308          6,625
                                                   ------------------------
                                                   $279,952       $280,429
                                                   ========================

        Gains and losses were realized on sales of mortgage-backed securities available for sale as follows:


                                          Year Ended September 30,
                                   ---------------------------------------
                                    1996           1995            1994
                                   =======================================
                                              (In Thousands)

Gross gains...............         $1,205         $    60           $608
Gross losses..............             --          (1,044)            (3)
                                   --------------------------------------
Net gains (losses)........         $1,205         $  (984)          $605
                                   =======================================


(8)  Loans Receivable

        Loans receivable are summarized as follows (in thousands):


                                                                         September 30,
                                                                -----------------------------
                                                                             1996
                                                                -----------------------------
                                                                    1996             1995
                                                                =============================
First mortgage loans:
   One-to-four family conventional residential,
     including loans with adjustable rates of
     $843,860 and $632,036 in 1996 and 1995,
     respectively........................................        $1,029,636    $  906,436
   Multifamily residential...............................           171,099       101,065
   Commercial real estate................................           383,181       355,507
   Partially guaranteed by Veterans Administration
     or insured by the Federal Housing Administration....            14,836        18,812
   Participation in loans fully guaranteed by the
     Agency for International Development................                26            30
   Construction loans, net of undisbursed portion of
     approximately $5,470 and $4,025 in 1996 and 1995,
     respectively........................................             4,369         8,902
   Reverse annuity loans, net of undisbursed portion
     of approximately $4,416 and $2,734 in 1996 and
     1995, respectively..................................             2,265         2,251
                                                                --------------------------
                                                                  1,605,412     1,393,003

   Unamortized purchase accounting premiums..............             1,645         2,426
   Unearned purchase accounting discounts................            (1,993)       (2,757)
   Unamortized premiums..................................             3,677         1,433
   Unearned discounts....................................               (27)          (42)
   Deferred loan fees....................................            (4,945)       (4,287)
                                                                ---------------------------
                                                                  1,603,769     1,389,776
                                                                ---------------------------
Other loans:
   Consumer loans........................................             9,227         8,580
   Cooperative residential loans.........................           123,034       141,902
   Home improvement loans................................             1,035         1,526
   Guaranteed student loans..............................            51,151        56,673
   Commercial business loans.............................            12,351        11,214
   Loans secured by deposit accounts.....................             8,078         7,917
   Second mortgage loans.................................             2,211         2,147
   Home equity loans, net of unused lines of credit
     of approximately $9,462 and $12,312 in 1996
     and 1995, respectively..............................            44,277        46,845
   Purchased auto leasing................................            18,702        21,063
                                                                --------------------------
                                                                    270,066       297,867
   Unamortized purchase accounting premiums..............                52            72
   Unearned purchase accounting discounts................               (52)          (70)
   Unamortized premiums..................................               319           423
   Unearned discounts....................................            (1,391)       (1,621)
   Deferred loan fees....................................              (215)         (232)
                                                                --------------------------
                                                                    268,779       296,439
                                                                --------------------------
Less allowance for possible loan losses..................           (19,386)      (21,272)
                                                                --------------------------
                                                                 $1,853,162    $1,664,943
                                                                ==========================

        The yield on the average investment in first mortgage loans was 8.07%, 8.28% and 8.42% for the years ended September 30, 1996, 1995 and 1994, respectively.

        At September 30, 1996 and 1995, the Bank had commitments of $80,950,000 and $61,369,000, respectively, to originate first mortgage, cooperative residential and home equity loans. Such commitments generally have fixed expiration date and may require payment of a fee. Since many of the commitments may expire without being used, the total commitment amounts do not necessarily represent future cash requirements. Of the $80,950,000 commitments outstanding at September 30, 1996, $16,258,000 represent fixed rate loans with interest rates ranging from 5.25% to 10.25% and $64,692,000 represent adjustable rate loans.

        At September 30, 1996 and 1995, the Company had commitments of $6,016,000 and $5,414,000, respectively, to sell qualified fixed rate first mortgage loans. The commitment prices approximated the carrying value of the loans.

        During the years ended September 30, 1996, 1995 and 1994, the Company recognized net gains (losses) of $.4 million, $(.2) million and $(.4) million, respectively, on sales of newly originated first mortgage loans.

        Substantially all of the Bank's business activity is through originations of loans secured by real estate with customers located in the New York metropolitan area. The risk inherent in this portfolio is dependent not only upon regional and general economic stability which affects property values, but also financial well-being and creditworthiness of the borrowers. In order to minimize the credit risk related to this concentration, the Company utilizes conservative underwriting standards as well as diversifying the type and locations of real estate projects underwritten in the area.

(9)  Allowance for Possible Loan Losses

        Activity in the allowance for possible loan losses is summarized as follows:

                                                                 As of and for the
                                                             Year Ended September 30,
                                                  ------------------------------------------
                                                         1996          1995          1994
                                                  ==========================================
                                                                       (In Thousands)

Allowance for possible loan losses,
   beginning of year.............................       $21,272       $25,705      $26,828
Charge-offs:
  Commercial real estate.........................          (974)       (2,889)        (879)
  Residential real estate........................          (730)       (1,422)      (1,572)
  Multifamily residential........................            --          (546)        (853)
  Other loans....................................        (1,441)       (1,442)        (901)
                                                  ------------------------------------------
    Total charge-offs............................        (3,145)       (6,299)      (4,205)
                                                  ------------------------------------------
  Less recoveries:
    Commercial real estate.......................            --            --          349
    Residential real estate......................            --             4           47
    Other loans..................................            59            75           36
                                                  ------------------------------------------
      Total recoveries...........................            59            79          432
                                                  ------------------------------------------
        Net charge-offs..........................        (3,086)       (6,220)      (3,773)
Hamilton's net activity for the quarter
  ended December 31, 1994........................            --            87           --
Addition to allowance, charged to expense........         1,200         1,700        2,650
                                                  ------------------------------------------
Allowance at end of year.........................       $19,386       $21,272      $25,705
                                                  ==========================================


        The following table sets forth the Bank's nonaccrual loans at the date indicated:

                                                                  September 30,
                                                  ----------------------------------------
                                                      1996          1995          1994
                                                  ========================================
                                                                  (In Thousands)

First mortgage loans:
  One-to-four family conventional residential....       $12,092       $13,391      $14,642
  Multifamily residential........................           155           131        1,966
  Commercial real estate.........................        11,758        14,316       18,208
                                                  ----------------------------------------
                                                         24,005        27,838       34,816
  Other loans--cooperative residential loans.....         1,547         2,534        1,717
                                                  ----------------------------------------
Total nonaccrual loans...........................       $25,552       $30,372      $36,533
                                                  ========================================


        Additionally, at September 30, 1996, 1995 and 1994 the Bank had $4.4 million, $5.0 million and $4.0 million, respectively, of consumer and other loans which are past due 90 days and still accruing interest at the dates indicated. Of the $4.4 million at September 30, 1996, $3.5 million represents loans guaranteed by the United States Department of Education through the New York Higher Education Services Corporation.

        The amount of interest income on nonaccrual loans that would have been recorded had these loans been current in accordance with their original terms, was $2,654,000, $3,097,000 and $2,972,000 for the years ended September 30, 1996, 1995 and 1994, respectively. The amount of interest income that was recorded on these loans was $924,000, $1,083,000 and $441,000 for the years ended September 30, 1996, 1995 and 1994, respectively.

        At September 30, 1996, 1995 and 1994 the Bank had $5.8 million, $9.1 million and $9.5 million, respectively, in loans whose terms had been modified in trouble debt restructurings. The amount of interest income that would have been recognized for the years ended September 30, 1996, 1995 and 1994 had these loans remained current in accordance with their original terms was $598,000, $952,000 and $968,000, respectively. The amount of interest income that was recorded on these loans was $473,000, $725,000 and $740,000 for the years ended September 30, 1996,
1995 and 1994, respectively.

        At September 30, 1996, the Bank's recorded investment in impaired loans was $11.9 million. Due to charge-offs, or the crediting of interest payments to principal, the loans do not have an impairment reserve at September 30, 1996. Interest income recognized on impaired loans, which was not materially different from cash-basis interest income, amounted to approximately $.4 million for the year ended September 30, 1996. The average recorded investment in impaired loans during the current fiscal year was approximately $14.5 million. The allowance for possible loan losses contains additional amounts for impaired loans, as deemed necessary, to maintain reserves at levels considered adequate by management.

(10)  Accrued Interest Receivable

        Accrued interest receivable is summarized as follows:


                                                        September 30,
                                                   -----------------------
                                                     1996          1995
                                                   =======================
                                                        (In Thousands)

Debt and equity securities................         $ 1,806          $ 821
Mortgage-backed securities................           5,324          5,978
Loans receivable..........................          13,554         12,912
Interest rate swap arrangements...........           1,178          2,012
                                                   -----------------------
                                                   $21,862        $21,723
                                                   =======================

(11)  Premises and Equipment

        Premises and equipment are summarized as follows:

                                                        September 30,
                                                    -----------------------
                                                      1996           1995
                                                    =======================
                                                         (In Thousands)

At cost:
  Land......................................       $    651          $ 651
  Office buildings and improvements.........         10,395          9,928
  Leasehold improvements....................          5,898          5,320
  Furniture, fixtures and equipment.........         10,970          9,786
                                                   ------------------------
                                                     27,914         25,685
Accumulated depreciation and amortization...        (14,987)       (12,834)
                                                   ------------------------
                                                   $ 12,927        $12,851
                                                   ========================

        Depreciation and amortization of premises and equipment, included in occupancy expense, was approximately $2,153,000, $2,064,000 and $1,817,000 for the years ended September 30, 1996, 1995 and 1994, respectively.

(12)  Other assets

        Other assets are summarized as follows:

                                                           September 30,
                                                     ----------------------
                                                       1996          1995
                                                     =======================
                                                          (In Thousands)

  Net deferred tax asset..........................   $ 19,393      $ 14,806
  Mortgage servicing rights.......................      1,088           137
  Real estate owned, net of allowance for
    losses of $266,000 in 1996 and $220,000
    in 1995.......................................      3,197         1,967
  Investment in the Bank's subsidiaries...........        679           919
  Prepaid expenses................................      1,270         1,417
  Other...........................................      7,624         6,462
                                                     -----------------------
                                                     $ 33,251      $ 25,708
                                                     =======================


        At September 30, 1996, 1995 and 1994, the Bank was servicing first mortgage loans of approximately $597,017,000, $523,664,000 and $530,317,000, respectively, which are either partially or wholly owned by others.

        The Bank's risk at September 30, 1996 with respect to servicing loans for others is minimized due to the fact that loans serviced for others are all without recourse to the originator/servicer. To date, the Bank has not suffered significant losses from its mortgage servicing activities.

        An analysis of the changes in the Company's mortgage servicing rights is as follows:


                                               As of and For the
                                           Year Ended September 30,
                                      ----------------------------------
                                        1996          1995        1994
                                      ==================================
                                                (In Thousands)

Balance at beginning of year.....         $137        $248        $647
Additions........................        1,217          --          --
Amortization.....................         (266)       (111)       (399)
                                      ----------------------------------
Balance at end of year...........       $1,088        $137        $248
                                      ==================================


        Activity in the allowance for losses on real estate owned is summarized as follows:

                                               As of and For the
                                            Year Ended September 30,
                                        ---------------------------------
                                          1996         1995        1994
                                        ================================
                                                   (In Thousands)

Balance at beginning of year......       $220          $390         $750
Provision charged to operations...        346           361           --
Charge-offs.......................       (300)         (531)        (360)
                                        ---------------------------------
Balance at end of year............       $266          $220         $390
                                        =================================

        The Bank has six wholly owned subsidiaries, three of which are inactive. Of the subsidiaries, one subsidiary, Alameda Advantage Corp. ("AAC"), is a limited partner in the partnership which owns the property used for the Bank's executive and administrative offices. At September 30, 1996 and 1995, the Bank's investment in AAC amounted to $524,000 and $455,000, respectively.

        Two of the subsidiaries, Home Fed Services, Inc. and HF
Investors, Inc., were primarily established for the Bank's entry into offering annuities and other insurance products through its branch system. At September 30, 1996 and 1995, the Bank's investment in these subsidiaries amounted to $77,000 and $386,000, respectively.

        The combined financial condition and results of operations of the Bank's subsidiaries are not significant to the accompanying consolidated financial statements.

(13)  Deposits

        Deposits are summarized as follows:

                                                                  September 30,
                                            ----------------------------------------------------------
                                                        1996                            1995
                                            --------------------------       -------------------------
                                                 Amount       Percent           Amount        Percent
                                            ==========================       =========================
                                                               (Dollars in Thousands)

Non-interest bearing demand deposits.......      $37,013         2.16%           $32,821        1.88%
NOW accounts...............................      130,831         7.63            116,726        6.67
Passbook accounts..........................      716,827        41.77            751,374       42.96
Variable rate money market deposit
  accounts.................................      133,528         7.78            102,937        5.89
                                            --------------------------       ------------------------
                                               1,018,199        59.34          1,003,858       57.40
                                            --------------------------       ------------------------
Certificate accounts:                                                                             64
  Original term of six months..............       83,943         4.89             98,674        5.
Original term of 2 1/2 years...............       34,784         2.03             46,807        2.68
Other certificates (various original
  terms)...................................      579,033        33.74            599,535       34.28
                                            --------------------------       -------------------------
                                                 697,760        40.66            745,016       42.60
                                            --------------------------       ------------------------
                                              $1,715,959       100.00%        $1,748,874      100.00%
                                            ==========================        =======================

        Included in deposits are accounts with denominations of $100,000 or more totaling approximately $164,720,000 and $137,337,000 at September 30, 1996 and 1995, respectively. The Bank does not use brokered certificates of deposit as a funding source.

        Scheduled remaining maturities of certificate accounts are summarized as follows:


                                                      September 30,
                            -----------------------------------------------------------------
                                        1996                                1995
                            ----------------------------        -----------------------------
                               Amount        Percent               Amount         Percent
                            ============= ==============        ============= ===============
                                                 (Dollars in Thousands)

Within 12 months...........      $458,856             65.76%         $509,750       68.42%
12 to 24 months............       134,031             19.21            86,590       11.62
24 to 36 months............        51,192              7.34            64,480        8.66
36 to 48 months............        43,271              6.20            41,081        5.52
48 to 60 months............         9,552              1.37            41,908        5.63
Over 60 months.............           858               .12             1,207         .15
                            --------------------------------    ----------------------------
                                 $697,760            100.00%         $745,016      100.00%
                            ================================    ============================



        Weighted average stated interest rates on interest-bearing deposits, including the effect of related interest rate floors, interest rate collars, and interest rate swaps, as of the respective dates were as follows:


                                                    September 30,
                                              ----------------------
                                                    1996        1995
                                              ======================
NOW accounts..................................     1.33%       1.41%
                                              ---------- -----------
Passbook accounts.............................     2.36%       2.29%
                                              ---------- -----------
Variable rate money market deposit accounts...     2.98%       2.83%
                                              ---------- -----------
Certificate accounts..........................     4.86%       5.50%
                                              ----------------------
Total deposits................................     3.30%       3.59%
                                              =======================

        The average cost of deposits, including the effect of related interest rate floors, interest rate collars, and interest rate swaps (net of early withdrawal penalties) approximated 3.47%, 3.55% and 3.18% for the years ended September 30, 1996, 1995 and 1994, respectively.

        Interest expense on deposits, including the effect of related interest rate floors, interest rate collars, and interest rate swaps, is summarized as follows:


                                                      Year ended September 30,
                                              ----------------------------------------
                                                  1996         1995           1994
                                              ===========  ===========  ==============
                                                           (In Thousands)

NOW accounts.................................     $ 1,925      $ 2,673         $ 2,610
Passbook accounts............................      17,509       19,964          23,846
Variable rate money market deposit accounts..       3,357        4,054           3,926
Certificate accounts.........................      37,679       35,703          26,614
                                              -----------  -----------  --------------
                                                  $60,470      $62,394         $56,996
                                              ===========  ===========  ==============


        On September 30, 1996, Congress passed, and the President signed, legislation that recapitalized the Savings Association Insurance Fund (the "SAIF"). Under the major provisions of the legislation, savings institutions, such as the Bank, are being assessed a one-time assessment of
65.7 basis points per $100 of insured SAIF-assessable deposits as of March 31, 1995. Since approximately 80.8% of the Bank's deposits are insured by the SAIF (the remainder are insured by the Bank Insurance Fund ("BIF")), the Company recorded a one-time charge of $9.4 million during the fourth quarter of fiscal year 1996 which is payable in the first quarter of fiscal year 1997.

(14) Borrowed Funds

        Borrowed funds are summarized as follows:



                                                   September 30,
                                        ------------------------------
                                             1996            1995
                                        ==============================
                                                 (In Thousands)

Notes payable-fixed-rate advances
  from the Federal Home Loan
  Bank of New York:
    4.13% to 8.45%, due in 1996............ $          --       $ 22,375
    8.10%, due in 1997.....................           375            375
                                           -------------- --------------
                                                      375         22,750
                                           -------------- --------------
Notes payable-variable rate advances
  from the Federal Home Loan
  Bank of New York:
    5.883% to 6.625%, due in 1996..........            --        363,000
    5.369% to 5.986%, due in 1997..........       542,000         20,000
                                           -------------- --------------
                                                  542,000        383,000
                                           -------------- --------------
Securities sold under agreements
  to repurchase:
  Fixed rate agreements:
    5.79% to 6.00%, due in 1996............            --        190,160
    5.370% to 6.150%, due in 1997..........       353,698             --
                                           -------------- --------------
                                                  353,698        190,160
                                           -------------- --------------
  Variable rate agreements:
    5.7925% to 6.025%, due in 1996.........            --        150,000
    5.09%, due in 1998.....................       100,000             --
                                           -------------- --------------
                                                  100,000        150,000
                                           -------------- --------------
Other collateralized borrowings:
  Fixed rate flexible reverse
  repurchase agreements:
    7.85%, due in 1996.....................            --          4,700
                                           -------------- --------------
Subordinated capital notes,
  fixed rate--10.84%:
    Due in 1996............................            --          3,800
    Due in 1997............................         3,800          3,800
    Due in 1998............................         3,800          3,800
    Due in 1999............................         3,800          3,800
                                           -------------- --------------
                                                   11,400         15,200
                                           -------------- --------------
Treasury, Tax and Loan Notes--
  5.84% callable...........................         1,313          1,328
                                           -------------- --------------
                                               $1,008,786       $767,138
                                           ============== ==============




New York Bancorp Inc. and Subsidiary
notes to Consolidated Financial Statements
September 30, 1996, 1995 and 1994


        Under the terms of a collateral agreement, indebtedness to and outstanding commitments from the Federal Home Loan Bank of New York (the "FHLB-NY") are secured by qualifying assets principally in the form of first mortgage loans and mortgage-backed securities having estimated market values at least equal to 125% of the amount of total indebtedness and outstanding commitments.

        At September 30, 1996, all securities sold under agreements to repurchase were delivered to the primary dealers who arranged the transactions. The securities remained registered in the name of the Bank and are returned upon maturity of the agreement. Securities sold under agreements to repurchase averaged $328,405,000, $307,657,000 and $232,916,000 during the years ended September 30, 1996, 1995 and 1994, respectively. The maximum amounts outstanding at any month-end were $453,698,000, $351,855,000 and $271,978,000 during the years ended
September 30, 1996, 1995 and 1994, respectively.

        At September 30, 1996, the Bank had outstanding $353.7 million of fixed rate reverse repurchase agreements with a weighted average interest rate of 5.61% and remaining maturities of one to twelve months. The Bank may substitute collateral in the form of U.S. Treasury or mortgage-backed certificates. At September 30, 1996, the borrowings were collateralized by FNMA, FHLMC, REMIC and non-agency pass-through certificates having a carrying value of approximately $378.0 million and a market value of approximately $372.8 million.

        At September 30, 1996, the Bank had outstanding a $100.0 million reverse repurchase agreement with an interest rate of 5.09% and a remaining maturity of 16 months. The rate on this reverse repurchase agreement is subject to repricing by the counterparty in January 1997 to a LIBOR based rate, with monthly adjustments thereafter. The Bank may substitute collateral in the form of U.S. Treasury, GNMA, FNMA, FHLMC, REMIC, CMO or non-agency pass-through certificates rated no less than AA. At September 30, 1996, the borrowings were collateralized by REMIC and non-agency pass-through certificates having a carrying vlaue of approximately $113.7 million and a market value of approximately $111.6 million.

        On November 18, 1988, the Bank issued $25,000,000 in 10.95% (Series A Notes) and $5,000,000 in 10.52% (Series B Notes) subordinated capital notes (collectively as the "Notes"). Interest on the Notes is payable in semiannual installments, commencing May 30, 1989. The remaining principal on the Series A Notes and Series B Notes is payable in annual installments of $2,800,000 and $1,000,000, respectively. The Notes are fully subordinated to savings deposit accounts and other general liabilities of the Bank. Further, a portion of the Notes qualify as capital for purposes of meeting the regulatory risk based capital requirements. The Notes are redeemable in whole or in part, with a prepayment premium, at the option of the Bank, subject to regulatory approval, at any time. Deferred issuance costs are being amortized over the period to maturity of the notes.

        On February 3, 1989 the Bank established a Mortgage-Backed Medium-Term Note, Series A (the "Medium-Term Notes") program. The Medium-Term Notes can be issued from time to time in designated principal amounts, up to a total remaining aggregate amount of $180,000,000, with interest rates to be established at the time of issuance, and with maturities to be set ranging from nine months to fifteen years from the date of issuance. No amounts were outstanding under this program at September 30, 1996 and 1995.

        Weighted average interest rates on borrowed funds at September 30, 1996 and 1995, including the effect of related interest rate collars, interest rate caps, and interest rate swaps, amounted to 5.25% and 6.14%, respectively.

        The average cost of borrowed funds for the years ended September 30, 1996, 1995 and 1994, including the effect of related interest rate collars, interest rate caps, and interest rate swaps, was 5.62%, 5.88% and 4.85%, respectively.

        Interest expense on borrowed funds, including the effect of related interest rate collars, interest rate caps, and interest rate swaps, is summarized as follows:


New York Bancorp Inc. and Subsidiary
notes to Consolidated Financial Statements
September 30, 1996, 1995 and 1994




                                                         Year ended September 30,
                                                    ==============================================
                                                            1996           1995            1994
                                                                      (In Thousands)

Notes payable......................................        $26,764        $19,920          $10,897
Securities sold under agreements to repurchase.....         18,175         17,619            9,812
Subordinated capital notes.........................          1,304          1,716            2,059
Other..............................................             33             81              184
                                                    -------------- -------------- ----------------
                                                           $46,276        $39,336          $22,952
                                                    ============== ============== ================


(15)  Accrued Expenses and Other Liabilities

        Accrued expenses and other liabilities are summariezed as follows:



                                                                           September 30,
                                                                  -------------------------------
                                                                       1996            1995
                                                                  =============== ===============
                                                                           (In Thousands)

Federal, state and local income taxes payable....................         $   411           $  --
Accrued interest payable.........................................           6,633           5,157
Negative goodwill................................................           1,068           1,262
Deferred gain on interest rate floor and swap agreements.........           5,819           7,395
Accrued SAIF recapitalization assessment.........................           9,432              --
Accrued expenses and other.......................................          25,909          28,860
                                                                  --------------- ---------------
                                                                          $49,272         $42,674
                                                                  =============== ===============


(16)  Federal, State and Local Taxes

Federal Income Taxes

        The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109") effective October 1, 1993. Prior to October 1, 1993, deferred income taxes were provided for timing differences in the recognition of revenues and expenses for tax reporting and financial statement purposes (an income statement approach), pursuant to Accounting Principles Board Opinnion No. 11.

        SFAS No. 109 adopts a balance sheet approach (or liability method) in place of the income statement approach. The liability method requires that an asset or a liability, as appropriate, be recorded for financial statement purposes for the deferred tax consequences of all temporary differences between the tax basis and financial statement carrying amounts of existing assets and liabilities, which is measured by applying enacted tax laws and rates. Additionally, SFAS No. 109 permits the recognition of net deferred tax assets based upon the likelihood of realization of tax benefits in the future. The cumulative effect at October 1, 1993 of the change in accounting for income taxes which was implemented on a prospective basis amounted to $5.7 million and is included in the consolidated statement of income for the year ended September 30, 1994.

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:



                                                                              September 30,
                                                                     ------------------------------
                                                                           1996            1995
                                                                     ==============================
                                                                          (In Thousands)

Deferred tax assets:
  Allowance for possible loan losses.............................          $7,976          $8,921
  SAIF recapitalization..........................................           4,020              --
  Nonaccrual interest............................................           2,477           2,987
  Excess tax over book basis of loans............................           1,009              --
  Deferred loan fees.............................................             977           1,831
  Real estate owned..............................................             109             742
  Premises and equipment.........................................             720             445
  Unrealized loss on available for sale securities...............             428              --
  Other                                                                     2,645           2,972
                                                                  --------------- ---------------
    Total gross deferred tax assets..............................          20,361          17,898
                                                                  --------------- ---------------
Deferred tax liabilities:
  Excess book over tax basis of loans............................              --             684
  Unrealized gain on available for sale securities...............              --             639
  Other..........................................................             968           1,769
                                                                  --------------- ---------------
    Total gross deferred tax liabilities.........................             968           3,092
                                                                  --------------- ---------------
    Net deferred tax asset.......................................         $19,393         $14,806
                                                                  =============== ===============



        Under SFAS No. 109, the Company has a net deferred tax asset of $19.4 million at September 30, 1996. This represents the anticipated
Federal, state and local tax benefits expected to be realized in future years upon the utilization of the underlying tax attributes comprising this balance. The Company has reported taxable income for Federal, state and local income tax purposes in each of the past three years and in management's opinion, in view of the Company's previous, current and projected future earnings trend, such net deferred tax asset will be fully realized. Accordingly, no valuation allowance was deemed necessary for the net deferred tax asset at September 30, 1996.


        Total income tax expense was allocated as follows:


                                                             Year ended September 30,
                                                    ----------------------------------------------
                                                            1996           1995            1994
                                                    ============== ============== ================
                                                                     (In Thousands)

Income from operations.............................        $24,776        $19,717          $21,740
Shareholders' equity--
  compensation expense for tax purposes
  in excess of amounts recognized for
  financial reporting purposes.....................         (1,928)        (1,488)            --
Shareholders' equity--
  unrealized appreciation (depreciation)
  on securities available for sale.................         (1,067)         3,690           (3,051)
                                                    -------------- -------------- ----------------
Total..............................................        $21,781        $21,919          $18,689
                                                    ============== ============== ================


        The components of income tax expense on operations are as follows:



                                                                Year ended September 30,
                                                    ----------------------------------------------
                                                            1996           1995            1994
                                                       ============== ============== =============
                                                                      (In Thousands)

Current:
  Federal..........................................        $19,599        $13,917          $15,690
  State and local..................................          8,697          7,765            7,197
                                                    -------------- -------------- ----------------
                                                            28,296         21,682           22,887
                                                    -------------- -------------- ----------------
Deferred:
  Federal..........................................         (2,923)          (457)          (1,476)
  State and local..................................           (597)        (1,508)             329
                                                    -------------- -------------- ----------------
                                                            (3,520)        (1,965)          (1,147)
                                                    -------------- -------------- ----------------
      Total........................................        $24,776        $19,717          $21,740
                                                    ============== ============== ================



        The effective income tax rates for the years ended September 30, 1996, 1995 and 1994 were 43.6%, 63.0% and 44.2%, respectively. The reconciliation between the statutory Federal income tax rate and the effective tax rate is as follows:

                                                              Year ended September 30,
                                                    ----------------------------------------------
                                                         1996           1995         1994
                                                    ============== ============== ================

Tax on income at statutory rate....................      35.0%          35.0%        35.0%
Tax effects of:
  State and local income tax, net of Federal
    income tax benefit.............................       9.3           13.0          9.9
  Nondeductible costs associated with
    Hamilton merger................................        .--          15.0           .--
  Other, net.......................................       (.7)            .--         (.7)
                                                    --------------------------------------
Tax at effective rate..............................      43.6%          63.0%        44.2%
                                                    ======================================


        New York Bancorp files consolidated Federal income tax returns on a calendar-year basis with the Bank and its subsidiaries. Prior to January 1, 1996, if certain definitional tests and other conditions were met, the Bank was allowed a special bad debt deduction based on a percentage of taxable income or on a specified experience formula.

        The Bank used the specified experience formula for 1993 and 1995 and the percentage of taxable income method in 1994. The statutory percentage of the special bad debt deduction was 8% and was allowable only if the Bank maintained at least 60% of its total assets in qualifying assets, as defined. If qualifying assets fall below 60%, the Bank would be required to recapture essentially all of its bad debt reserve for Federal income tax purposes into taxable income. The Bank's qualifying assets at September 30, 1996 and 1995 exceeded 60%.

        Under legislation enacted in August 1996, the Bank will no longer be permitted to use the percentage of taxable income method for Federal tax purposes, but will be permitted to deduct bad debts only as they are incurred. The legislation also requires the recapture of the excess of tax bad debt reserves at December 31, 1995 over those established as of December 31, 1987 (the "base year"). The Bank's tax bad debt reserves of $27.9 million as of December 31, 1995 do not exceed those of the base year. Therefore, the Bank will not be required to recapture any of its bad debt reserves.

        Such reserve reflects the cumulative Federal income tax bad debt deductions to that date. The base year reserves will continue to be subject to recapture, and the Bank could be required to recognize a tax liability, under certain circumstances, including (1) the Bank fails to qualify as a "bank" for Federal income tax purposes; (2) certain distributions are made with respect to the stock of the Bank; (3) the bad debt reserves are used for any purpose other than to absorb bad debt losses; and (4) there is a change in Federal tax law. However, management is currently not aware of the occurrence of any such circumstances.

State and Local Taxes

        New York Bancorp files combined New York State franchise and New York City financial corporation tax returns with the Bank and its subsidiaries on a calendar-year basis. The Company's annual tax liability for each tax was the greater of a tax based on "entire net income," "alternative entire net income," "taxable assets" or a minimum tax. Further, the Company is subject to a temporary surcharge based upon New York State tax liability. The Company's provision for New York State and New York City taxes is based on "entire net income" for the calendar years 1995, 1994 and 1993 and for the nine months ended September 30, 1996. New York State and New York City do not allow for the utilization of net operating loss carrybacks or carryforwards for banks.

        In response to the aforementioned Federal legislation enacted in August 1996, the New York State tax law has been amended to prevent a recapture of existing tax bad debt reserves and to allow for the continued use of the percentage of taxable income method to determine the bad debt deduction in computing the New York State tax liability. However, no such amendments have been made to date with respect to the New York City tax law; therefore, the Company cannot predict whether such changes will be made or as to the form of any changes.

(17)  Shareholders' Equity

Dividend Restrictions

        In connection with the Bank's conversion to stock form in February 1988, and Hamilton Savings' conversion to stock form in April 1993, special liquidation accounts were established at the time of conversions, pursuant to regulations of the Federal Home Loan Bank Board (the "FHLBB"), the predecessor to the Office of Thrift Supervision ("OTS"), based on the amount of the Bank's regulatory capital as of September 30, 1987 and Hamilton Savings' regulatory capital as of September 30, 1992. In the unlikely event of a future liquidation, eligible depositors who continue to maintain accounts would be entitled to receive a distribution from the liquidation accounts. The total amount of the liquidation account will be decreased as the balances of eligible deposits are reduced on annual determination dates subsequent to the conversions. The balance of the liquidation accounts aggregated to approximately $16.9 million at September 30, 1996.

        The ability of New York Bancorp to pay dividends depends upon dividend payments by the Bank to New York Bancorp, which is New York Bancorp's primary source of income. The Bank is not permitted to pay dividends on its capial stock or repurchase shares of its stock if its shareholders' equity would be reduced below the amount required for the liquidation account or applicable regulatory capital requirements. The Bank is currently allowed under regulation to pay cash dividends to New York Bancorp in an amount not to exceed 100% of its net income to date, during a calendar year, plus an amount not to exceed one-half of its surplus capital ratio at the beginning of the calendar year. Additionally, under terms of its subordinated capital note agreements, the Bank is permitted to pay, on a cumulative basis, cash dividends to New York Bancorp in an amount not to exceed 75% of its net income from November 30, 1988 to date, plus $5.0 million.

3-for-2 Stock Split and  Stock Dividend

        The Company declared a 3-for-2 common stock split which was distributed on July 29, 1993 in the form of a stock dividend. Additionally, the Company declared a ten percent stock dividend which became effective on February 14, 1994. Accordingly, information with respect to shares of common stock fully reflects the stock split and the stock dividend.

Treasury Stock Transactions

        During the year ended September 30, 1996, New York Bancorp repurchased 1,214,212 shares. On September 26, 1996 the Board of Directors approved the repurchase of up to an additional 10% of the Company's outstanding common stock, bringing the total then current authority for repurchase to 1,265,604 shares.

        At September 30, 1996, the Company has 3,648,050 shares of Treasury stock which, among other things, could be held to satisfy obligations under the Company's stock option plans. Treasury stock is being accounted for using the cost method.

Regulatory Capital

        As required by regulation of the OTS, savings institutions are required to maintain regulatory capital, in the form of a "tangible capital requirement," a "core capital requirement" and a "risk-based capital requirement."

        The Bank must meet specific capital guidelines that involve quantitive measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        As of September 30, 1996 the Bank has been categorized as "adequately capitalized" by the OTS under the prompt corrective action regulations and continues to exceed all regulatory capital requirements as detailed in the following table (dollars in thousands):


                                         Tangible Capital          Core Capital(1)        Risk-Based Capital(2)
                                      -------------------------------------------------------------------------
                                        Amount   Percentage(3)   Amount   Percentage(3)  Amount    Percentage(3)
                                      -------------------------------------------------------------------------
Total Bank equity.....................  $138,195    4.70%       $138,195     4.70%       $138,195     9.86%
Add:
  * Allowable portion of
      subordinated capital notes.....        --      --            --         --            1,634      .11
  * Other.............................       278     .01             278      .01           7,806     1.27
                                      --------------------------------------------------------------------------
Capital for regulatory purposes.......   138,473    4.71         138,473     4.71         157,635    11.24
Minimum regulatory requirement........    44,117    1.50          88,234     3.00         112,180     8.00
                                      --------------------------------------------------------------------------
Excess................................  $ 94,356    3.21%       $ 50,239     1.71%       $ 45,455     3.24%
                                      ==========================================================================


(1) Under the OTS's prompt corrective action regulations, the core capital requirement was effectively increased to 4.00% since OTS regulations stipulate that as of that date an institution with less than 4.00% core capital will be deemed to be classified as "undercapitalized."
(2) The OTS adopted a final regulation which incorporates an interest rate risk component into its existing risk-based capital standard. The regulation requires certain institutions with more than a "normal level" of interest rate risk to maintain capital in addition to the 8.0% risk-based capital requirement. The Bank does not anticipate that its risk-based capital requirement will be materially affected as a result of the new regulation.
(3) For tangible and core capital the ratio is to adjusted total assets. For risk-based capital, the ratio is to total risk-weighted assets.


(18)  Benefits

Pension Plan

        All eligible employees of the Bank are included in a defined benefit pension plan (the "Plan"). Benefits contemplated by the Plan are funded through a group annuity insurance contract. The Bank contributes to the Plan an amount sufficient to meet ERISA funding standards.

        Hamilton had maintained a noncontributary defined benefit plan for all eligible employees. The plan was funded through a deposit administration contract with an insurance company. As of May 1, 1994, the plan was curtailed and all future benefit accruals ceased. The plan curtailment resulted in a net gain of approximately $181,000. Subsequent to the merger, all former Hamilton employees retained by the Bank meeting plan requirements became eligible for participation in the Plan. Effective December 31, 1995, the former Hamilton plan was merged with that of the Bank.

        The following table sets forth the funded status of the Bank's and Hamilton's plans and amounts recognized in the Company's consolidated financial statements at September 30 (in thousands):


                                                     1996          1995
                                                 ===========================
Acturial present value of benefit obligation
   Accumulated benefit obligation,
     including vested benefits of $10,423
     in 1996 and $9,781 in 1995.............        $10,929        $10,352
                                                 ===========================

   Projected benefit obligations for                $10,978        $10,380
     service rendered to date...............         10,166         10,284
                                                 ---------------------------

   Projected benefit obligation in
     excess of plan assets..................           (812)           (96)
   Unrecognized net loss from past
     experience different from that assumed
     and effects of changes in assumptions..          1,972          1,246
   Unrecognized prior service cost..........           (971)        (1,072)
   Unrecognized net obligation at transition
     being recognized over fifteen years....            261            292
   Additional liability.....................         (1,213)          (334)
                                                 --------------------------
   Prepaid (accrued) pension cost...........       $   (763)     $      36
                                                 ==========================

        Net pension cost for the years ended September 30, 1996, 1995 and 1994 included the following components (in thousands):


                                               1996       1995       1994
                                             ==============================
Service cost--benefits earned during
        the period.......................... $     46   $    131   $   467
Interest cost on projected benefit
        obligation..........................      838        844       878
Actual return on plan assets                    (593)      (583)     (546)
Net amortization and deferral...............    (371)      (439)     (233)
Additional liability........................      879         --        --
                                             -----------------------------
Net pension cost (benefit) included           $   799    $  (47)   $   566
        in non-interest expenses--
        compensation and benefits...........
                                             =============================


        Assumptions used in 1996, 1995 and 1994 to develop the net periodic pension cost were:


                                  1996     1995         1994
====================================================================
Weighted average
        discount rate..........   8.00%     9.00%    9.00% to 9.25%
Rate of increase in future
        compensation levels....   4.00%     4.00%           4.00%
Expected long-term rate           9.50%     9.50%           9.00%
        of return on assets....
====================================================================

        In conjunction with its pension plan, the Bank maintains a Supplemental Executives Retirement Plan (the "SERP Plan") to provide retirement benefits which would have been provided under the Plan except for limitations imposed by Section 415 of the Internal Revenue Code.

        The following sets forth the SERP Plan's status and amounts recognized in the Company's consolidated financial statements at September 30 (in thousands):



                                                       1996        1995
                                                   ==========================
Actuarial present value of benefit obligation:
   Accumulated benefit obligation,
     including vested benefits of $485 in
     1996 and $821 in 1995..................           $824         $1,120
                                                   ==========================

   Projected benefit obligations for
     service rendered to date...............           $950         $1,122
   Plan assets at fair value................             --             --
                                                    -------------------------

   Projected benefit obligation in
     excess of plan assets..................           (950)        (1,122)
   Unrecognized net (gain) loss from past
     experience different from that assumed
     and effects of changes in assumptions..             50           (500)
   Unrecognized prior service cost
     being recognized over fifteen years....            322            350
   Additional liability.....................           (247)            --
                                                    ------------------------
   Accrued SERP Plan cost included in                 $(825)       $(1,272)
     other liabilities......................
                                                    ========================

        Net SERP Plan cost for the years ended September 30, 1996, 1995 and 1994 included the following components (in thousands):

                                            1996      1995       1994
                                          ==============================
Service cost--benefits earned during
  the period............................  $    35   $     52     $   271
Interest cost on projected benefit
  obligation............................      118         90         113
Actual return on plan assets ...........       --         --          --
Net amortization and deferral...........       27        (7)          45
Settlement loss.........................       49         --          --
                                          ------------------------------
Net pension cost included                 $   229     $  135     $   429
  in non-interest expenses--
  compensation and benefits.............
                                          ==============================


        Assumptions used in 1996, 1995 and 1994 to develop the net periodic SERP Plan cost were:


                                      1996             1995          1994
============================================================================
Weighted average
  discount rate................  7.50% to 8.00%   7.50% to 8.00%      9.00%
Rate of increase in future
  compensation levels..........       4.00%           4.00%           4.00%
Expected long-term rate               N/A              N/A            N/A
  of return on assets..........
============================================================================

        Hamilton had also maintained a SERP. On January 27, 1995, as a result of the merger, Hamilton's SERP was terminated in accordance with the plan's change in control provision and distributions in the aggregate amount of $307,000 were made to all eligible participants. Included in compensation and benefit expense is $179,000 for the year ended September 30, 1994. Fiscal year 1995 includes $63,000 in merger and restructuring expenses related to the termination of Hamilton's SERP.

401(k) Plan

        The Bank maintains a 401(k) Savings Plan (the "401(k) Plan") for all qualified employees. The terms of the 401(k) Plan provide for employee contributions on a pre-tax basis up to a maximum of 10% of total compensation, with matching contributions to be made by the Bank equal to a minimum of 50% of employee contributions.

        Hamilton also had a qualified 401(k) savings plan for its employees in which Hamilton matched a portion of the employee's contribution. Hamilton's employees immediately became fully vested in Hamilton's contributions at the time they were made. Effective December 31, 1995, the former Hamilton plan was merged with that of the Bank.

Retirees' Benefit Plan

        The Bank, as part of its overall benefits, provides to its eligible retirees health coverage and life insurance coverage. Eligible participants are retired employees of the Bank who retire with a minimum age of 55 and 5 years of service. The Company has elected to defer and amortize to expense over a twenty year period the accumulated postretirement benefit obligation of $3.2 million at the October 1, 1993 date of adoption of SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions." The plan is non-contributory for those retirees who retired prior to July 1992. The plan was amended during fiscal year 1995. The amendment included an increase in the cost for future retirees and placing a cap on the Bank's share of plan costs. Former Hamilton employees became covered under this amended plan effective February 1, 1995.

        The following table sets forth the plan's status and amounts recognized in the Company's consolidated financial statements at September 30 (in thousands):

                                                       1996        1995
                                                    =======================
Accumulated postretirement benefit obligation:
   Retirees including covered dependents
     and beneficiaries......................         $1,693         $2,169
   Eligible active participants.............            100            536
   Other active participants................            753            401
                                                    ----------------------

     Total accumulated postretirement
       benefit obligation...................          2,546          3,106
Plan assets.................................             --             --
                                                    ----------------------
Accumulated benefit obligation in excess
   of plan assets...........................         (2,546)        (3,106)
   Unrecognized transition obligation.......          2,274          2,408
   Unrecognized prior service cost..........           (503)          (555)
   Unrecognized gain........................         (2,062)        (1,538)
                                                    -----------------------
   Accrued benefit obligation...............        $(2,837)       $(2,791)
                                                    =======================

        Net periodic postretirement benefit cost included the following components for the years ended September 30 (in thousands):

                                                     1996      1995     1994
                                                  ============================
Service cost...................................   $    59   $    51   $   247
Interest cost..................................       190       267       390
Amortization of transition obligation of
$3.2 million over 20 years.....................       134       146       162
Amortization of prior service cost.............      (52)      (39)        --
Amortization of gain...........................     (131)      (87)     (293)
                                                  ---------------------------
Total postretirement benefit expense...........   $  200    $  338    $  506
                                                  ===========================


        The above plan does not have any assets and the Company presently intends to maintain the plan as unfunded. The assumed long-term health care cost trend used to measure the expected cost of benefits under the plan for 1996 is 5.00%. The discount rate used in determining the accumulated postretirement benefit obligation is 8.00%. The effect of raising the health care trend by 1% will increase the service and interest cost and the accumulated benefit obligation by approximately $34,400 and $300,000, respectively.

        The amounts included in compensation and benefit expense for the above plans are as follows for the years ended September 30 (in thousands):


                                            1996        1995       1994
                                           ================================
Pension plan............................... $    799  $    (47)     $   566
Supplemental executives retirement plan....      229        135         608
401(k) plan................................      549        408         424
Retirees' benefit plan.....................      200        338         506
                                           --------- ---------- -----------
                                             $ 1,777     $  834     $ 2,104
                                           ========= ========== ===========


        Hamilton had also maintained a noncontributory retirement plan for its outside directors. The plan provided benefits for participants upon reaching age 65, and required at least 5 years of service, but not exceeding 10 years of service. On January 27, 1995, the plan was terminated in accordance with the plan's change in control provisions and distributions, in the aggregate amount of $1,039,600 were made to all eligible participants. Included in compensation and benefit expense is $25,000 and $100,000 for the years ended September 30, 1995 and 1994, respectively. Fiscal year 1995 also includes $638,000 in merger and restructuring expense related to the plan.

(19)  Stock Plans

Stock Option Plans

        The stock option plans permit New York Bankcorp common stock to be issued to key employees and directors of the Holding Company and its subsidiary. The options granted under the plans are intended to be either incentive stock options or non-qualified options.

        Options have been granted to purchase common stock at the fair market value of the stock at the date of grant. Options generally vest over a three year period from the date of grant and generally expire ten years from the date of grant for employees and five years from the date of grant for directors.

        Hamilton maintained incentive stock option plans for its officers, directors and other key employees. Generally, these plans granted options to individuals at a price equivalent to the fair market value at the date of grant and were exercisable over a ten year period from the date of grant. In accordance with the plans' change in control provisions, the individuals became fully vested in their stock option grants on the merger date, January 27, 1995. The options were exchanged for options of the Company, and are set forth separately in the table below.

        Additionally, stock appreciation rights ("SARs") have been granted to key employees of the Holding Company and its subsidiary. SARs entitle the grantee to receive cash equal to the excess of the market value of the shares at the date the right is exercised over the exercise price. An expense is accrued for the earned portion of the amount by which the market value of the stock exceeds the exercise price for each SAR outstanding. The expense related to the SARs for the years ended September 30, 1996, 1995 and 1994 was approximately $1,775,000, $171,000 and $360,000 respectively.

        The following table summarizes certain information regarding the option plans and has been prepared after giving effect to the 3-for-2 common stock split and the ten percent stock dividend.


                                                            Number of shares of
                                                    ------------------------------------
                                                                                   Non-
                                                                                   qualified   Weighted
                                                      Incentive                    Options     Average
                                                        Stock       Non-statutory    to        Exercise
                                            SARs      Options       Stock Options  Directors    Plan
                                            ============================================================

Balance outstanding at September 30, 1993   153,000      155,585      189,630     90,000       $12.11
Effect of 10% stock dividend............     15,300       15,559       18,962      9,000         N/A
Forfeited...............................         --       (2,888)          --         --       $ 7.88
Granted.................................         --       52,637      152,568         --       $17.95
Exercised...............................         --      (59,891)     (32,900)        --       $ 8.02
                                            --------------------------------------------
Balance outstanding at September 30, 1994   168,300      161,002      328,260     99,000       $13.27
Hamilton options outstanding at
 January 27, 1995.......................         --          --       306,392    182,824       $ 2.37
Forfeited...............................     (9,900)     (34,178)     (48,033)        --       $16.51
Granted.................................         --       81,031      148,969         --       $19.34
Exercised...............................    (19,800)     (60,470)    (324,994)        --       $ 2.08
                                            --------------------------------------------
Balance outstanding at September 30, 1995   138,600      147,385      410,594    281,824       $13.39
Forfeited...............................         --       (2,891)          --    (24,750)      $ 5.88
Granted.................................         --       74,238       79,012     24,750       $22.24
Exercised...............................         --      (31,318)          --   (142,720)      $ 7.32
                                            ---------------------------------------------
Balance outstanding at September 30, 1996   138,600      187,414      489,606    139,104       $16.36
                                            =============================================


Recognition and Retention Plan ("RRP")

        Hamilton maintained a RRP, under which restricted stock awards were made to officers, directors and other key employees, and an Employee Stock Ownership Plan (the "ESOP"). In accordance with the plans' change in control provisions, the participants became fully vested on the merger date, January 27, 1995. Distributions of the shares in the plans have been made to participants. Included in compensation and benefit expense is $464,000 and $1,491,000 for the years ended September 30, 1995 and 1994, respectively. Fiscal year 1995 also includes $4,992,000 in merger and restructuring expense related to these plans.

(20)  Commitments, Contingencies and Contracts

        In the normal course of its business, the Company is a defendant in certain claims and legal actions arising in the ordinary course of business. In addition, on July 1, 1994, a purported class action complaint was filed in the Delaware Chancery Court on behalf of the shareholders of Hamilton by Adar Equities, Ltd. as plaintiff, naming, among others, New York Bancorp as a defendant. An identical complaint was filed by the Serious Software Corporation on July 7, 1994 in the Delaware Chancery Court. Plaintiffs allege that certain directors and senior officers of Hamilton breached their fiduciary duties to Hamilton shareholders. New York Bancorp is alleged to have aided and abetted this breach by allegedly providing them the promise of continued employment and monetary incentives in exchange for entering into a merger agreement. Plaintiffs claimed that if the merger was approved by shareholders of New York Bancorp and Hamilton, the consideration that Hamilton shareholders would receive in exchange for their Hamilton common stock would be "grossly inadequate." Plaintiffs seek various remedies, including an injunction to prevent the consummation of the merger and compensatory damages in an unspecified amount. On September 19, 1994, defendants moved to dismiss the complaints on the ground that they fail to state a claim upon which relief could be granted. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the consolidated financial condition of the Company.

        The Company has obligations under a number of noncancellable leases on property used for banking purposes. These leases contain escalation clauses which provide for increased rental expense based on a percentage of increases in real estate taxes. Rental expense under these leases, included in non-interest expense--occupancy, for the years ended September 30, 1996, 1995 and 1994 approximated $2,096,000, $2,040,000 and $2,025,000, respectively. The projected minimum rentals under existing operating leases are as follows:


Year ending September 30,                          Amount
------------------------------------------------------------------
                                               (In Thousands)
1997...........................................    $ 1,814
1998...........................................      1,802
1999...........................................      1,632
2000...........................................        971
2001...........................................        572
later years....................................      3,643
                                                ----------
                                                   $10,434
                                                ==========


(21)  Off-Balance Sheet Financial Instruments

        The Company enters into a variety of financial instruments with off-balance sheet risk in the normal course of business.


Interest Rate Swap Arrangements

        The Company enters into interest rate swap arrangements to manage the repricing characteristics of its interest-bearing liabilities. Such agreements provide for the concurrent exchange of its current and future interest payments on either short-term money market certificates of deposit accounts or variable rate borrowed funds for another party's obligations for interest payments on an equivalent amount of fixed-rate indebtedness. The principal or notional amounts of these arrangements are not reflected in the consolidated statements of financial condition. The incremental revenue or expense associated with interest rate swaps is recognized over the term of the swap arrangement and is presented as a component of the interest expense of the related liability. Gains and losses resulting from the early termination of swap arrangements are amortized over the remaining term of the swap arrangement.

        The effect of interest rate swap arrangements at September 30, 1996 was to fix the Company's interest cost at a weighted average rate of 4.79% on the agreed-upon amount of funds for approximately six months, the remaining weighted average terms of the arrangements. Outstanding notional amounts of interest rate swap arrangements were $600.0 million and $205.0 million at September 30, 1996 and 1995, respectively. At September 30, 1996, mortgage-backed securities with a market value of $10.2 million were pledged as collateral on these arrangements. The Bank's credit risk with respect to the interest rate swap agreements is in the risk of nonperformance by the other party to the agreements. However, the Bank does not anticipate nonperformance by the counterparty and controls the risk through its usual monitoring procedures.

        Interest rate swaps outstanding at September 30, 1996 are summarized as follows (in thousands):


                Fixed             Variable
Notional      Interest Rate     Interest Rate
amount           Paying           Receiving         Maturity
---------------------------------------------------------------
$100,000         5.260%           5.438%        December 1996(1)
 100,000         5.265%           5.438%        December 1996(1)
  50,000         4.785%           5.438%        June 1997(2)
  50,000         4.780%           5.438%        June 1997
  50,000         4.770%           5.438%        June 1997
  50,000         4.774%           5.438%        June 1997(2)
  50,000         4.748%           5.438%        June 1997
  50,000         4.743%           5.438%        June 1997(2)
  50,000         4.700%           5.438%        June 1997
  50,000         4.700%           5.438%        June 1997(2)
--------
$600,000


(1) These $200 million in interest rate swaps have been extended through June 1997 whereby the fixed interest pay rate will be 4.69% beginning in December 1996.

(2) In an effort to secure the hedge position provided against interest rate risk, the Bank in July 1996 terminated its position as a party to $200.0 million of interest rate swaps for the six month period December 1996 through June 1997. The gain of $1.5 million from these terminated interest rate swaps is being deferred, and will be amortized as a reduction of interest expense over the period December 1996 through June 1997.

        At September 30, 1996 the Company's interest rate swaps had an unrealized gain amounting to $2.9 million. Further, at September 30, 1996 there was $1.5 million of net deferred gains relating to terminated interest rate swap contracts.

Interest Rate Collar, Interest Rate Floor, and Interest Rate Cap Arrangements

        The Company uses interest rate collar, interest rate floor, and interest rate cap arrangements to protect the Bank against interest rate risk associated with the repricing of its interest-bearing liabilities. Premiums paid for interest rate collar, interest rate floor, and interest rate cap arrangements are amortized to interest expense of the related liability over the contractual terms of these arrangements using the straight-line method. When a liability is prepaid, any related interest rate collar, interest rate floor, or interest rate cap is re-designated to another interest-bearing liability at the lower of cost or estimated market value and the loss, if any, is included in the gain or loss on early extinguishment of the liability. Interest received or paid under the terms of these arrangements is accrued and recorded as a reduction or increase of interest expense of the related interest-bearing liability.

        At September 30, 1996, the Bank was a party to $700.0 million of interest rate collar agreements which mature in August 1998. These agreements are intended to reduce the interest rate risk associated with certain short-term borrowings and certificates of deposit. Under the terms of these agreements, the Bank receives interest when the three month LIBOR index is in excess of 7.50%, and pays interest when the three month LIBOR index is less than 5.00%. At September 30, 1996, the three month LIBOR was 5.625%. At September 30, 1996 mortgage-backed securities with a market value of $10.5 million were pledged as collateral on these arrangements. The Bank's credit risk with respect to these interest rate collar arrangements is in the risk of nonperformance by the other party to the agreements. However, the Bank does not anticipate nonperformance by the counterparty and controls the risk through its usual monitoring procedures. At September 30, 1996, the unamortized premium on the Bank's interest rate collars amounted to $.8 million which approximated the current market value.

        During fiscal year 1995 the Bank was a party to $1.0 billion of interest rate floor agreements which were scheduled to expire on February 22, 1998. During fiscal year 1995, in an effort to secure the hedge position provided against the aforementioned interest rate risk, the Bank terminated its position as a party to the $1.0 billion of interest rate floor agreements. Accordingly, and in conformity with general accepted accounting principles, the Company deferred recognition of the gain on the terminated interest rate floor agreements and is amortizing such gain as an adjustment to the cost of interest-bearing deposit liabilities over the original contractual life of the interest rate floor agreements. At September 30, 1996 the amount of the unamortized gain was $4.3 million.

Stock Indexed Call Options

        The Bank uses stock indexed call options for purposes of hedging its MarketSmart CDs and MarketSmart I.R.A. CDs. The call options hedge the interest rate paid on these 5 year CD deposits which is an annual percentage yield based on the changes in the Standard & Poor's 500 Composite Stock Price Index ("S&P Index") during each of the 5 year terms of the CDs. Premiums paid on the call options are amortized to interest expense over the terms of the underlying CD using the straight line method. Gains and losses, if any, resulting from the early termination of the call option are deferred and amortized to interest expense over the remaining term of the underlying CD.

        At September 30, 1996 the Company had approximately $2.6 million in contracts for purposes of hedging the S&P Index. The call options maturities range from March 1999 through August 1999. The Company carries stock indexed call options at market value. Further, at September 30, 1996 there were no deferred gains or losses relating to terminated contracts. The Bank ceased offering MarketSmart CDs during fiscal year 1995 due to its inability to purchase stock indexed call options.

Financial Futures Transactions

        The Company from time to time may enter into various financial futures contracts to protect against changes in the market value of various interest-earning assets and interest-bearing liabilities, including the repricing of interest rate floor arrangements. Realized gains and losses on these contracts are deferred and accounted for as premiums or discounts on the related assets, liabilities or interest rate floor resets to the extent such contracts are matched against specific assets, liabilities or interest rate floor resets and meet specific hedge correlation criteria. Contracts which are not matched against specific assets, liabilities, or the repricing of interest rate floor arrangements or do not meet correlation criteria are accounted for at market value with the resulting gain or loss recognized in operations. At September 30, 1996 and 1995 the Company had no outstanding financial future transactions.

        During the years ended September 30, 1996, 1995 and 1994, the Bank's net interest income increased (decreased) by $3.5 million, $1.2 million and $(1.5) million, respectively, as a net result of off-balance sheet financial instruments.

(22)  Fair Value of Financial Instruments

        The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

        Fair value estimates are determined for on and off-balance sheet financial instruments, without attempting to estimate the value of anticipated future business, and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

        The following table summarizes the carrying values and estimated fair values of the Company's on-balance sheet financial instruments:


                                                          September 30,
                                 ================================================================
                                              1996                              1995
                                 ==============================     =============================
                                                   Estimated                         Estimated
                                     Carrying         Fair             Carrying        Fair
                                      Value          Value              Value          Value
                                 ------------------------------     -----------------------------
                                                            (In Thousands)
Financial Assets:
Cash and cash equivalents........      $   23,745    $   23,745         $   45,104     $   45,104
Trading account securities.......             ---           ---              2,003          2,003
Debt and equity securities.......         136,776       136,774             67,452         67,380
Federal Home Loan Bank stock.....          27,938        27,938             20,288         20,288
Mortgage-backed securities.......         831,246       815,031            871,520        844,297
Loans receivable, net............       1,853,162     1,872,423          1,664,943      1,690,532
Financial Liabilities:
Deposits.........................       1,715,959     1,721,433          1,748,874      1,755,704
Borrowed funds...................       1,008,786     1,008,136            767,138        767,735
                                 ==============================     =============================


        The following methods and assumptions were utilized in estimating the fair values of its on-balance sheet financial instruments at September 30, 1996 and 1995:

Cash and Cash Equivalents

        The estimated fair values are assumed to equal the carrying values as these financial instruments are either due on demand or mature within 90 days.

Debt and Equity Securities and Mortgage-Backed Securities

        Estimated fair values of debt and equity securities and mortgage-backed securities, both available for sale and held to maturity, are generally predicated upon quoted market prices or dealer quotes, or in the absence of such quotes, on quoted market prices for securities with similar credit, maturity and interest rate characteristics.

Loans Receivable, net

        Estimated fair values are calculated for pools of loans with similar characteristics. The loans are first segregated by type, such as one-to-four family residential, other residential, commercial, and consumer, and then further segregated into fixed and adjustable rate categories and seasoned and non-seasoned categories.

        Estimated fair values are derived by discounting expected future cash flows. Expected future cash flows are based on contractual cash flows, adjusted for prepayments. Prepayment estimates are based on a variety of factors including the Bank's experience with respect to each loan category, the effect of current economic and lending conditions, and regional statistics for each loan category, if available. The discount rates used are based on market rates for new loans of similar type and purpose, adjusted, when necessary, for factors such as servicing cost, credit risk, and term.

        As mentioned previously, this technique of estimating fair value is extremely sensitive to the assumptions and estimates used. While management has attempted to use assumptions and estimates which are the most reflective of the loan portfolio and the current market, a greater degree of subjectivity is inherent in these values than those determined in formal trading marketplaces. As such, readers are cautioned in using this information for purposes of evaluating the financial condition and/or value of the Company in and of itself or in comparison with any other company.

Deposits

        The fair value of deposit liabilities with no stated maturity (NOW, money market, savings accounts and non-interest bearing accounts, which represent 59.3% of all deposit liabilities) are equal to the carrying amounts payable on demand. The fair value of certificates of deposit represent contractual cash flows discounted using interest rates currently offered on deposits with similar characteristics and remaining maturities.

        Under generally accepted accounting principles, these estimated fair values do not include the intangible value of core deposit relationships which comprise a significant portion of the Bank's deposit base. However, management believes that the Bank's core deposit relationships provide a relatively stable, low cost funding source which has a substantial intangible value separate from the deposit balances.

Borrowed Funds

        The estimated fair value of borrowed funds is calculated based on the discounted value of contractual cash flows using interest rates currently in effect for borrowings with similar maturities and collateral requirements.

Off-Balance Sheet Financial Instruments

        The fair values of interest rate swap agreements, interest rate collars, interest rate floors, interest rate caps and stock indexed call options are obtained from dealer quotes and represent the cost of terminating the agreements. The estimated fair value of open off-balance sheet financial instruments results in an unrealized gain (loss) of $2.9 million and $(.5) million at September 30, 1996 and 1995, respectively.

        Further, the estimated fair value of commitments to extend credit is estimated using the fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. Generally, for fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed interest rates. The fair value of commitments to purchase mortgage-backed securities is based on the estimated cost to terminate them or otherwise settle the obligations with the counterparties. The estimated fair value of these off-balance sheet financial instruments results in no unrealized gain or loss at September 30, 1996 and 1995.

(23)  Recent Accounting Pronouncements

        In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets To Be Disposed Of" ("SFAS No. 121"). The Statement is effective for financial statements issued for fiscal years beginning after December 15, 1995. The Statement establishes accounting standards for, among other things, the impairment of long-lived assets. The Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company adopted SFAS No. 121 on October 1, 1996. Adoption of SFAS No. 121 did not have a significant effect on the Company's financial condition or results of operations.

        In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The Statement is effective for fiscal years beginning after December 15, 1995. The Statement establishes accounting and reporting standards for stock-based employee compensation awards granted in fiscal years that begin after December 15, 1994. Examples of such plans are stock purchase plans, stock options, restricted stock, and stock appreciation rights. The Statement defines a fair value based method of accounting for employee stock options or similar equity instruments and encourages all entities to adopt that method of accounting. Entities may elect, however, to remain with previous accounting standards which do not require the fair value method of accounting. Those entities electing not to adopt the fair value method of accounting must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in the Statement were adopted. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company has adopted SFAS No. 123 effective October 1, 1996 and has elected to remain with the previous accounting standard which does not require the fair value method of accounting. Pro forma disclosures as if the fair value method were adopted will be presented in future financial statements. Based on this method of adoption, SFAS No. 123 will not have a significant effect on the Company's financial condition or results of operations.

        In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"). The Statement is effective for transactions occurring after December 31, 1996. The Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial--components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The Company plans to adopt SFAS No. 125 on January 1, 1997. Based on its review of the Statement, management does not believe that adoption of SFAS No. 125 will have a material effect on the Company.

(24)  Parent Company Only Financial Information

        New York Bancorp operates a wholly owned subsidiary, Home Federal Savings Bank. The earnings of the Bank are recognized by the Holding Company using the equity method of accounting. Accordingly, earnings of the Bank are recorded as increases in the Holding Company's investment and any dividends would reduce the Holding Company's investment in the Bank. The following is the condensed financial statements for New York Bancorp Inc. (parent company only) as of September 30, 1996 and 1995 and for the years ended September 30, 1996, 1995 and 1994:


                          Condensed Statements of Financial Condition


                                                                 September 30,
                                                   -------------------------------------------
                                                            1996                 1995
                                                   ===========================================
Assets                                                           (In Thousands)

Cash and due from banks............................              $    236             $    112
Money market investments...........................                10,700                8,418
Debt and equity securities available for sale......                 4,841                4,489
Investment in Bank, at equity......................               138,195              146,169
Other                                                                 195                   80
                                                   -------------------------------------------
                                                                 $154,167             $159,268
                                                   ===========================================
Liabilities and Shareholders' Equity
Accrued expenses and other liabilities.............              $  2,264             $  2,882
Shareholders' equity...............................               151,903              156,386
                                                   -------------------------------------------
                                                                 $154,167             $159,268
                                                   ===========================================



                                Condensed Statements of Income


                                                              Year ended September 30,
                                                   -------------------------------------------
                                                        1996          1995           1994
                                                   ===========================================
                                                                       (In Thousands)

Dividend from Bank.................................       $37,352       $ 26,200      $ 11,879
Interest income....................................           509            720           685
Interest expense...................................           ---           (48)         (182)
Non-interest income (loss).........................         3,141            353           (4)
Non-interest expense...............................         (410)          (649)         (697)
                                                   -------------------------------------------

Income before income taxes and equity
  in undistributed earnings of Bank................        40,592         26,576        11,681
Income tax benefit (expense).......................       (1,471)          (154)            90
                                                   -------------------------------------------

Income before equity in undistributed
  earnings of Bank.................................        39,121         26,422        11,771
Excess of dividends over current year earnings.....       (7,115)       (14,860)           ---
Equity in undistributed earnings of Bank...........           ---            ---        21,381
                                                   -------------------------------------------
Net income.........................................       $32,006        $11,562       $33,152
                                                   ===========================================




                              Condensed Statements of Cash Flows


                                                               Year ended September 30,
                                                   -------------------------------------------
                                                        1996          1995           1994
                                                   ===========================================
                                                                   (In Thousands)

Cash flows from operating activities:
Net income.........................................      $ 32,006       $ 11,562      $ 33,152
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Undistributed earnings of the Bank.............         7,115         14,860      (21,381)
    Gain on sale of debt and equity
      securities available for sale................       (3,141)          (295)           ---
    Amortization of premiums.......................           ---             48           150
    Amortization of ESOP and RRP...................           ---            464         1,491
    Termination of ESOP and RRP....................           ---          4,992           ---
    (Increase) decrease in other assets............           281            392         (338)
    Increase (decrease) in other liabilities.......         1,519          (241)         (227)
                                                   -------------------------------------------
          Total adjustments........................         5,774         20,220      (20,305)
                                                   -------------------------------------------
Net cash provided by operating activities                  37,780         31,782        12,847
                                                   -------------------------------------------
Cash flows from investing activities:
  Proceeds from sale of mortgage-backed
    securities available for sale..................           ---          6,957           ---
  Proceeds from sale of debt and equity
    securities available for sale..................        16,336          1,159           ---
  Investment in Bank...............................           ---          (105)       (1,000)
  Investment in mortgage-backed securities
    available for sale.............................           ---            ---       (2,112)
  Investment in debt and equity securities
    available for sale.............................      (14,457)        (4,812)         (480)
  Principal payments on mortgage-backed
    securities available for sale..................           ---          2,273         5,512
                                                   -------------------------------------------
          Net cash provided by investing activities:        1,879          5,472         1,920
                                                   -------------------------------------------
Cash flows from financing activities:
  Purchases of common stock for treasury
    or retirement..................................      (29,028)       (32,496)       (8,320)
  Proceeds from sale of treasury stock.............           ---          4,530           ---
  Repayment of long term debt......................           ---          (217)         (543)
  Payment of common stock dividends................       (9,427)        (8,156)       (5,582)
  Cash paid in lieu of fractional shares
    resulting from stock split and dividend........           ---            ---           (3)
  Exercise of stock options........................         1,202            872           819
                                                   -------------------------------------------
          Net cash used by financing activities....      (37,253)       (35,467)      (13,629)
                                                   -------------------------------------------
Net increase in cash and cash equivalents..........         2,406          1,787         1,138
Cash and cash equivalents at beginning of year.....         8,530          8,187         7,049
Hamilton's net cash flows for the three
  months ended December 31, 1994...................           ---        (1,444)           ---
                                                   -------------------------------------------
Cash and cash equivalents at end of year...........      $ 10,936       $  8,530      $  8,187

Supplemental schedule of non-cash investing
activities:
Transfer of mortgage-backed securities held to          $     ---      $     ---      $ 11,630
  maturity to mortgage-backed securities
  available for sale...............................
                                                   ===========================================


(25)  Quarterly Financial Data (Unaudited)

        Selected quarterly financial data for fiscal years ended September 30, 1996 and 1995 is presented below:


                                    Fiscal 1996                         Fiscal 1995
                        -----------------------------------  ---------------------------------
                                                       Quarter Ended
                        ----------------------------------------------------------------------
                        September   June        March     December 31, September   June      March     December 31,
                        30, 1996    30, 1996    31, 1996     1995       30, 1995   30, 1995  31, 1995     1994
                        ============================================================================================

Quarterly Operating Data:
Interest income.........   $54,349  $52,392     $50,091    $50,659     $50,843    $49,714    $48,990    $47,425
Interest expense........    27,528   26,486      25,741     26,991      27,546     26,514     24,860     22,810
                        --------------------------------------------------------------------------------------------
Net interest income.....    26,821   25,906      24,350     23,668      23,297     23,200     24,130     24,615
Provision for possible
  loan losses...........      (300)    (300)       (300)      (300)       (400)      (400)      (400)      (500)
                        --------------------------------------------------------------------------------------------
Net interest income
  after provision for
  possible loan losses..    26,521   25,606      24,050     23,368      22,897     22,800     23,730     24,115
                        ---------------------------------------------------------------------------------------------
Non interest income (loss):
  Loan fees and service
    charges.............       676      673         790        631         605        610        588        763
  Net gain (loss) on sales
    of mortgage loans and
    securities available
    for sale..............   1,972      742       1,529        507         303        125     (1,177)      (339)
  Other.................     1,848    2,008       1,727      1,564       1,421      1,316      1,280      1,117
                        ---------------------------------------------------------------------------------------------
Total non-interest income    4,496    3,423       4,046      2,702       2,329      2,051        691      1,541
                        ---------------------------------------------------------------------------------------------
Non-interest expense:
  General and
     administrative.......  12,280   11,714      11,631     11,910      10,720     12,533     12,858     12,857
  Merger and restructuring     ---     ---         ---        ---         ---       ---       19,024       ---
  Real estate operations, net  123      253        (46)        133         223       (59)        345        374
  SAIF recapitalization.     9,432      ---        ---        ---         ---        ---        ---        ---
                           -----------------------------------------------------------------------------------------
    Total non-interest
       expense             21,835    11,967      11,585     12,043      10,943    12,474      32,227    13,231
                        --------------------------------------------------------------------------------------------
Income (loss) before
  income tax expense....    9,182    17,062      16,511     14,027      14,283    12,377     (7,806)    12,425
Income tax expense......    3,810     7,432       7,335      6,199       6,303     5,458      1,998      5,958
                        --------------------------------------------------------------------------------------------
Net income (loss).......  $ 5,372   $ 9,630     $ 9,176    $ 7,828     $ 7,980   $ 6,919    $(9,804)   $ 6,467
                        ============================================================================================
Earnings (loss) per
  common share            $   .47   $   .81     $   .76    $   .64     $   .63   $   .51    $  (.73)   $    .48


Summation of the quarterly earnings per common share, due to the average effect of the number of shares and share equivalents throughout the year, does not necessarily equal the annual amount.


independent auditors' report
----------------------------------------------------------------------



To The Board of Directors and Shareholders of
New York Bancorp Inc.:

        We have audited the accompanying consolidated statements of financial condition of New York Bancorp Inc. and Subsidiary as of September 30, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New York Bancorp Inc. and Subsidiary as of September 30, 1996 and 1995 and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1996, in conformity with generally accepted accounting principles.

        As discussed in note 16 to the consolidated financial statements, effective October 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes).



                                                   KPMG Peat Marwick LLP
                                                   October 29, 1996
                                                   Jericho, New York